EXECUTION VERSION

THIRD AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT
Third Amendment (this “Amendment”) dated as of July 28, 2021 to Revolving Credit Facility Agreement, dated as of August 3, 2016, as amended by the First Amendment dated as of March 30, 2020 and Second Amendment dated as of November 23, 2020, among Southwest Airlines Co. (the “Company”), the Banks party hereto, JPMorgan Chase Bank, N.A., as Paying Agent and Collateral Agent and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents for the Banks (in such capacity, the “Co-Administrative Agents”) (with capitalized terms used, but not defined, in this paragraph and the recitals below to be defined as provided in Section 1 below).

R E C I T A L S
WHEREAS, the Company entered into the Revolving Credit Facility Agreement, dated as of August 3, 2016, as amended by First Amendment dated March 30, 2020 and Second Amendment dated as of November 23, 2020, with the Banks party thereto, and JPMorgan Chase Bank, N.A., as Paying Agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents for the Banks (in such capacity, the “Co-Administrative Agents”) (as otherwise amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as further amended or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Company has requested certain amendments and modifications to the Existing Credit Agreement and the other Loan Papers as set forth herein;
WHEREAS, in accordance with Section 9.1 of the Existing Credit Agreement, the Company has requested, and the Agents and the Banks party hereto have agreed, to amend certain provisions of the Existing Credit Agreement on the terms and subject to the conditions set forth herein; and
WHEREAS, for the transactions contemplated by this Amendment, JPMorgan Chase Bank, N.A. is acting as lead arranger and bookrunner;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Existing Credit Agreement or, if not defined therein, the Existing Credit Agreement as amended hereby.
SECTION 2. Amendments to the Existing Credit Agreement.
(a) Effective as of the Third Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Existing Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex I.
(b) Effective as of the Third Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, Schedule III (Commitments) is added to the Existing Credit Agreement as attached hereto as Annex II.
SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company hereby represents and warrants to each other party hereto that, as of the Third Amendment Effective Date:

(i)    The execution and delivery of this Amendment, and performance of this Amendment and the Credit Agreement, the borrowings thereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally;
(ii)    no Default or Event of Default exists, both before and after giving effect to this Amendment; and
(iii)    the representations and warranties contained in Article V of the Credit Agreement (except the last sentence of Section 5.2 thereof and except Section 5.5 thereof) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to this Amendment, as though made on and as of such date.
SECTION 4.Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Section 4 shall have been satisfied:
(a)The Paying Agent shall have received this Amendment, executed and delivered by the Paying Agent, the Company and each Bank under the Existing Credit Agreement.
(b)The Paying Agent shall have received the following, each dated (unless otherwise indicated) the Third Amendment Effective Date:
(i)Officer's Certificates dated the Third Amendment Effective Date certifying, inter alia, (i) true and correct copies of existing resolutions previously adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) the bylaws and charter (and all amendments thereto) of the Company attached to secretary’s certificate dated as of March 30, 2020 and previously provided to the Paying Agent remain in full force and effect and have not been amended, modified or rescinded in any manner since such prior date of delivery, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) that the representations and warranties made by the Company in Article V of the Credit Agreement (except the last sentence of Section 5.2 thereof and except Section 5.5 thereof) are true and correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.

(ii)Certificates (dated within twenty days prior to the Third Amendment Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iii)The opinions of internal counsel to the Company and Winstead PC, in a form reasonably satisfactory to the Paying Agent.
(iv)Any fees or expenses of the Paying Agent, the other Agents and the Banks required to be paid by the Credit Agreement and any fee letter executed by the Company on or before the Third Amendment Effective Date shall have been paid; provided that with respect to legal fees, a reasonably detailed invoice therefor shall have been delivered to the Company at least one full Business Day prior to the closing.
SECTION 5.Post-Effective Date Items. On such date that is one (1) Business Day after the Third Amendment Effective Date (or such later date as the Collateral Agent may, in its sole discretion, consent to in writing), the Collateral Agent and the Banks shall have received the written opinion of Gilchrist Aviation Law, P.C., special FAA counsel, in form and substance reasonably satisfactory to the Collateral Agent.
SECTION 6. Effect of Amendment. Except as expressly set forth in this Amendment or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks or the Agents under the Credit Agreement or any other Loan Papers, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Papers, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Paper in similar or different circumstances.
(b)On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Paper, in each case shall be deemed a reference to the Credit Agreement as modified by this Amendment. This Amendment shall constitute a “Loan Paper” for all purposes of the Credit Agreement and the other Loan Papers.
(c)This Amendment, the Credit Agreement and the other Loan Papers constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.
(d)This Amendment may not be amended, modified or waived except in accordance with Section 9.1 of the Credit Agreement.
SECTION 7. GOVERNING LAW; WAIVERS OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.7, 9.8 and 9.18 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Amendment (in a format reasonably acceptable to the Paying Agent) shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 10. Severability. Section 9.14 of the Existing Credit Agreement is hereby incorporated by reference into this Amendment and shall apply to this Amendment, mutatis mutandis.
SECTION 11. Indemnity. Section 9.5 of the Existing Credit Agreement is hereby incorporated by reference to this Amendment and shall apply to this Amendment, mutatis mutandis.
SECTION 12. Reaffirmation.
(a)The Company hereby (i) expressly acknowledges the terms of the Credit Agreement (as amended by this Amendment), (ii) ratifies and affirms its obligations under the Loan Papers (including guarantees and security agreements) (as amended by this Amendment) executed by the Company, (iii) acknowledges, renews and extends its continued liability under all such Loan Papers (as amended by this Amendment) and agrees such Loan Papers remain in full force and effect, (iv) agrees that the Aircraft Mortgage secures all Obligations of the Company in accordance with the terms thereof and (v) confirms this Amendment does not represent a novation of any Loan Paper. The Company ratifies and confirms that all Liens granted, conveyed, or assigned to the Collateral Agent pursuant to each Loan Paper to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations (in each case other than as any such Liens have been released or reduced from time to time in accordance with the Loan Papers prior to the date hereof).
(b)The Company hereby reaffirms, as of the Third Amendment Effective Date, the covenants and agreements contained in each Loan Paper to which it is a party, as modified and in effect immediately after giving effect to this Amendment and the transactions contemplated thereby.
(c)The Company hereby acknowledges and agrees that the acceptance by each Co-Administrative Agent and each applicable Bank of this document shall not be construed in any manner to establish any course of dealing on such Person's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Paper with respect to any future amendment, waiver, supplement or other modification to any Loan Paper or any arrangement contemplated by any Loan Paper.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SOUTHWEST AIRLINES CO.

By:	/s/Christopher Monroe
Senior Vice President Finance & Treasurer

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as a Bank, an
Issuing Bank, a Co-Administrative Agent, the Paying Agent and the Collateral Agent

By:	/s/ Cristina Caviness
	Name:	Cristina Caviness
	Title:	Executive Director

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

CITIBANK, N.A., as a Bank, an Issuing Bank and a Co-
Administrative Agent

By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

BARCLAYS BANK, PLC, as a Bank

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

Bank of America, N.A., as a Bank
By: /s/ Prathamesh Kshirsagar Name: Prathamesh Kshirsagar Title: Director

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

BNP Paribas, as a Bank
By: /s/ Robert Papas Name: Robert Papas Title: Managing Director

By: /s/ Thomas Iacono Name: Thomas Iacono Title: Director

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

GOLDMAN SACHS BANK USA, as a Bank
By: /s/ Rebecca Kratz Name: Rebecca Kratz Title: Authorized Signatory

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Bank
By: /s/ Michael King Name: Michael King Title: Vice President

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

U.S. BANK NATIONAL ASSOCIATOIN, as a Bank
By: /s/ Steven L. Sawyer Name: Steven L. Sawyer Title: Senior Vice President

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

WELLS FARGO BANK, N.A., as a Bank
By: /s/ Adam Spreyer Name: Adam Spreyer Title: Director

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

Comerica Bank, as a Bank
By: /s/ Gerald R. Finney Jr. Gerald R. Finney Jr. Vice President

[Signature page to Southwest Airlines
Third Amendment to Revolving Credit Facility Agreement]

ANNEX I

ANNEX I
FORM OF AMENDED CREDIT AGREEMENT

[See attached]

ANNEX I

$1,000,000,000 REVOLVING CREDIT FACILITY AGREEMENT

among

SOUTHWEST AIRLINES CO.,

THE BANKS PARTY HERETO,

BARCLAYS BANK PLC,
as Syndication Agent,

BANK OF AMERICA, N.A.,
BNP PARIBAS,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Documentation Agents

and

JPMORGAN CHASE BANK, N.A.
and
CITIBANK, N.A.,
as Co-Administrative Agents
and

JPMORGAN CHASE BANK, N.A.,
as Paying Agent

As of August 3, 2016,

as amended by First Amendment dated March 30, 2020 ~~and~~,

Second Amendment dated November 23, 2020

and Third Amendment dated July 28, 2021

JPMORGAN CHASE BANK, N.A.
and CITIGROUP GLOBAL MARKETS Inc., as Joint Lead Arrangers and Joint Bookrunners

Table of Contents
Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
Section 1.1 Certain Defined Terms	1
Section 1.2 Computation of Time Periods	~~20~~22
Section 1.3 Interest Rates; LIBOR Notification	~~20~~22

ARTICLE II LOANS
Section 2.1 Commitments	~~21~~22
Section 2.2 Committed Borrowing Procedure	~~21~~23
Section 2.3 Refinancings; Conversions	~~21~~23
Section 2.4 Fees	~~22~~24
Section 2.5 Termination and Reduction of Commitments	~~23~~24
Section 2.6 Loans	~~23~~25
Section 2.7 Loan Accounts	~~24~~25
Section 2.8 Interest on Loans	~~24~~26
Section 2.9 Interest on Overdue Amounts	~~24~~26
Section 2.10 Alternate Rate of Interest	~~24~~26
Section 2.11 Prepayment of Loans	~~26~~28
Section 2.12 Reserve Requirements; Change in Circumstances	~~26~~29
Section 2.13 Change in Legality	~~28~~30
Section 2.14 Indemnity	~~28~~31
Section 2.15 Pro Rata Treatment	~~29~~32
Section 2.16 Sharing of Setoffs	~~29~~32
Section 2.17 Payments	~~30~~32
Section 2.18 Taxes	~~30~~33
Section 2.19 Calculation of LIBO Rates	~~33~~36
Section 2.20 Booking Loans	~~33~~36
Section 2.21 Quotation of Rates	~~33~~36
Section 2.22 Defaulting Banks	~~33~~36
Section 2.23 Mitigation Obligations; Replacement of Banks	~~35~~38
Section 2.24 Commitment Increases	~~36~~39
Section 2.25 Extension of the Termination Date	~~37~~40

ARTICLE III LETTERS OF CREDIT	~~38~~41
Section 3.1 L/C Commitment	~~38~~41
Section 3.2 Procedure for Issuance of Letter of Credit	~~39~~42
Section 3.3 Fees and Other Charges	~~39~~42
Section 3.4 L/C Participations	~~40~~42
Section 3.5 Reimbursement Obligation of the Company	~~40~~43
Section 3.6 Obligations Absolute	~~41~~43
Section 3.7 Letter of Credit Payments	~~41~~44
Section 3.8 Applications	~~41~~44

ARTICLE IV CONDITIONS OF LENDING	~~41~~44
Section 4.1 Conditions Precedent	~~41~~44
Section 4.2 Conditions Precedent to Each Committed Borrowing	~~42~~45
Section 4.3 Conditions Precedent to Each Letter of Credit Issuance	~~43~~46

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ARTICLE V REPRESENTATIONS AND WARRANTIES	~~43~~46
Section 5.1 Organization, Authority and Qualifications	~~43~~46
Section 5.2 Financial Statements	~~44~~46
Section 5.3 Compliance with Agreement and Laws	~~44~~47
Section 5.4 Authorization; No Breach; and Valid Agreements	~~44~~47
Section 5.5 Litigation and Judgments	~~44~~47
Section 5.6 Ownership of Properties	~~44~~47
Section 5.7 Taxes	~~44~~47
Section 5.8 Approvals Required	~~4548~~
Section 5.9 Business; Status as Air Carrier	~~4548~~
Section 5.10 ERISA Compliance	~~4548~~
Section 5.11 Insurance	~~4548~~
Section 5.12 Purpose of Loan	~~4548~~
Section 5.13 Investment Company Act	~~4548~~
Section 5.14 General	~~4548~~
Section 5.15 EEA Financial Institutions	~~4548~~
Section 5.16 Anti-Corruption Laws and Sanctions	~~4648~~
Section 5.17 Security Interests	~~4648~~

ARTICLE VI COVENANTS	~~46~~49
Section 6.1 Performance of Obligations	~~46~~49
Section 6.2 Compliance with Laws	~~46~~49
Section 6.3 Maintenance of Existence, Licenses and Franchises: Compliance With	~~46~~49
Agreements
Section 6.4 Maintenance of Properties	~~47~~50
Section 6.5 Maintenance of Books and Records	~~47~~50
Section 6.6 Inspection	~~47~~50
Section 6.7 Insurance	~~47~~50
Section 6.8 Appraisals	~~47~~50
Section 6.9 [Reserved] Restricted Payments	~~48~~51
Section 6.10 Reporting Requirements	~~48~~51
Section 6.11 Use of Proceeds	~~49~~52
Section 6.12 Pool Assets	~~49~~52
Section 6.13 Restrictions on Liens	~~51~~54
Section 6.14 Mergers and Dissolutions	~~51~~54
Section 6.15 Assignment	~~51~~55
Section 6.16 [Reserved]	~~51~~55
Section 6.17 Liquidity	~~51~~55
Section 6.18 Further Assurances	~~51~~55

ARTICLE VII EVENTS OF DEFAULT; REMEDIES	~~52~~55
Section 7.1 Events of Default	~~52~~55
Section 7.2 Remedies Upon Default	~~54~~57
Section 7.3 Remedies in General	~~56~~59

ARTICLE VIII THE AGENTS	~~56~~60
Section 8.1 Authorization and Action	~~56~~60
Section 8.2 Agents’ Reliance, Etc.	~~57~~60
Section 8.3 Rights of Agents as Banks	~~57~~61
Section 8.4 Bank Credit Decision	~~58~~61

ii

Section 8.5 Agents’ Indemnity	~~58~~61
Section 8.6 Successor Paying Agent and Successor Collateral Agent	~~58~~62
Section 8.7 Erroneous Payments	62
Section 8.78.8 Notice of Default	~~59~~63
Section 8.88.9 Co-Administrative Agents and Documentation Agent	~~59~~63
Section 8.98.10 Collateral Matters	~~59~~63

ARTICLE IX MISCELLANEOUS	~~60~~64
Section 9.1 Amendments, Etc.	~~60~~64
Section 9.2 Notices, Etc.	~~60~~65
Section 9.3 No Waiver; Remedies	~~61~~66
Section 9.4 Costs, Expenses and Taxes	~~62~~66
Section 9.5 Indemnity	~~62~~66
Section 9.6 Right of Setoff	~~63~~67
Section 9.7 Governing Law	~~63~~67
Section 9.8 Submission To Jurisdiction; Waivers	~~63~~67
Section 9.9 Survival of Representations and Warranties	~~64~~68
Section 9.10 Binding Effect	~~64~~68
Section 9.11 Successors and Assigns; Participations	~~64~~68
Section 9.12 Confidentiality	~~67~~71
Section 9.13 Independence of Covenants	~~67~~72
Section 9.14 Severability	~~68~~72
Section 9.15 Integration	~~68~~72
Section 9.16 Descriptive Headings	~~68~~72
Section 9.17 Execution in Counterparts	~~68~~72
Section 9.18 WAIVERS OF JURY TRIAL	~~68~~73
Section 9.19 No Fiduciary Duty	~~68~~73
Section 9.20 USA Patriot Act	~~68~~73
Section 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions
Section 9.22 Interest Rate Limitation	~~69~~74

SCHEDULES
Location of Lending Office; Notice Information	Schedule I
Pool Assets	Schedule II
Commitments	Schedule III

EXHIBITS
Form of Notice of Committed Borrowing	Exhibit A
Form of Note	Exhibit B
Form of Company’s Internal Counsel Opinion	Exhibit C-1
Form of Company’s Outside Counsel Opinion	Exhibit C-2
Form of Agents’ Counsel Opinion	Exhibit C-3
Form of Financial Report Certificate	Exhibit D
Form of Assignment and Assumption	Exhibit E
Form of Appraisal	Exhibit F
Form of U.S. Tax Compliance Certificate – Foreign Banks (Not Partnerships)	Exhibit G-1
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)	Exhibit G-2
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)	Exhibit G-3

iii

Form of U.S. Tax Compliance Certificate – Foreign Banks (Partnerships)	Exhibit G-4
Form of Increased Facility Activation Notice	Exhibit H-1
Form of New Bank Supplement	Exhibit H-2
Form of Aircraft Mortgage	Exhibit I
Form of Mortgaged Aircraft Operating Agreement	Exhibit J

iv

REVOLVING CREDIT FACILITY AGREEMENT
REVOLVING CREDIT FACILITY AGREEMENT, dated as of August 3, 2016, as amended by FIRST AMENDMENT, dated as of March 30, 2020 ~~and~~, SECOND AMENDMENT, dated as of November 23, 2020 and THIRD AMENDMENT, dated as of July 28, 2021, among SOUTHWEST AIRLINES CO. (the “Company”), the Banks (as herein defined), JPMORGAN CHASE BANK, N.A., as Paying Agent (as herein defined), JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A., as co-administrative agents for the Banks (in such capacity, the “Co-Administrative Agents”), BARCLAYS BANK PLC, as syndication agent for the Banks (in such capacity, the “Syndication Agent”) and BANK OF AMERICA, N.A., BNP PARIBAS, GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A., as documentation agents for the Banks (collectively, in such capacity, the “Documentation Agents”).
The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a revolving credit basis and to obtain letters of credit on and after the Effective Date and at any time and from time to time prior to the Termination Date (each as herein defined) in an aggregate principal amount not in excess of the Commitments outstanding at such time. The Banks are willing to extend such credit to the Company on the terms and conditions herein set forth. Accordingly, the Company, the Agents (as herein defined), and the Banks agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Commitment Bank” is defined in Section 2.25(c).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Pre-Tax Income” of any Person means, with respect to any period, income before income taxes of such Person for such period, but excluding (i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period. Notwithstanding the foregoing, the determination of income before income taxes for any period shall be adjusted by any pre-tax non-GAAP financial measures for such period as identified in “Reconciliation of Reported Amounts to Non-GAAP Financial Measures” contained in the Management’s Discussion and

Analysis of Financial Condition and Results of Operations in the Company’s filings in respect of such period on Form 10-Q or Form 10-K with the Securities and Exchange Commission.
“Administrative Questionnaire” means an Administrative Questionnaire in a form satisfactory to the Paying Agent, which each Bank shall complete and provide to the Paying Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. For purposes of this definition, “control” of a Person shall mean having the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting equity, by contract, or otherwise.
“Agents” means the Paying Agent, the Co-Administrative Agents, the Collateral Agent, the Syndication Agent and the Documentation Agents.
“Agreed Maximum Rate” means, for any date, 2% per annum above the interest rate then applicable to Alternate Base Loans.
“Agreement” means this Revolving Credit Facility Agreement, as amended by the First Amendment on the First Amendment Effective Date, as the same may be further amended, supplemented, or modified from time to time.
“Aircraft” means, collectively, airframes and aircraft engines now owned or hereafter acquired by the Company, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Company.
“Aircraft Mortgage” means that “Aircraft Mortgage” as defined in Section 4(e) of the First Amendment, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Alternate Base Loan” means any Committed Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) (giving effect to any floor in such rate) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the

2

Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the New York Fed Bank Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until ~~any amendment has become effective~~ the Benchmark Replacement has been determined pursuant to Section 2.10(b))), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Fed Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Paying Agent) or any similar release by the Fed Reserve Board (as determined by the Paying Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Ancillary Document” has the meaning assigned to it in Section 9.17(b).
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of an Alternate Base Loan and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Loan.
“Applicable Rate” means the relevant rate determined by reference to the Index Debt Rating in effect on such date as set forth below:

Index Debt Ratings S&P/Moody’s	Applicable Rate (Eurodollar Loans)	Applicable Rate (Alternate Base Rate Loans)	Commitment Fee Rate
BBB/Baa2 or better	2.000%	1.000%	0.150%
BBB-/Baa3 or below	2.250%	1.250%	0.200%
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.
“Application” means an application, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit. Each Issuing Bank shall furnish to the Company a form of Application satisfactory to it promptly following the request therefor by the Company.

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“Appraisal” means a “desk-top” appraisal report addressed to the Paying Agent and substantially in the form of Exhibit F, which will not include physical inspection of aircraft, engines or maintenance records and will assume the equipment is half life in its maintenance cycle, dated the date of delivery of such report to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms of recognized national standing selected by the Company (such firm to be reasonably satisfactory, at the time of such Appraisal, to the Paying Agent) setting forth the fair market value, as determined in accordance with the definition of “current market value” promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of each Pool Asset or a proposed Pool Asset, as the case may be.
“Appraisal Delivery Date” means (a) the Effective Date, (b) the First Amendment Effective Date, (c) each six-month anniversary of the First Amendment Effective Date (other than on the Termination Date) and (d) each date of replacement, removal or addition of any Pool Asset if such Pool Asset is an airframe or an airframe and one or more engines installed thereon.
“Appraised Value” means, as of any date of determination, (a) in respect of all Pool Assets, the aggregate current market value as of such date of such Pool Assets and (b) in respect of any Pool Asset or proposed Pool Asset, as the case may be, the current market value as of such date of such Pool Asset or proposed Pool Asset, as applicable, in each case, as provided in the most recently delivered Appraisal.
“Assignment and Assumption” is defined in Section 9.11(c).
“Auditors” means independent certified public accountants of recognized national standing selected by the Company.
“Available Revolving Commitment” means, as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank’s Commitment then in effect over (b) such Bank’s Revolving Credit Exposure then outstanding.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.10.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banks” means those banks and other financial institutions signatory hereto and other banks or financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.

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“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.10.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Paying Agent for the applicable Benchmark Replacement Date; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:
(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
~~“Benchmark Replacement” means~~(3) the sum of: (a) the alternate benchmark rate ~~(which may be a SOFR-Based Rate)~~ that has been selected by the Paying Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body ~~and/~~or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to the LIBO Rate for U.S.~~for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; ~~provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Paying Agent in its sole discretion.~~
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Paying Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Paying Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Paper, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Paper.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

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(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Paying Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2) for purposes of clause (3) of the definition of “Benchmark Replacement ~~Adjustment” means~~,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Paying Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~and/~~on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S.~~ dollar-denominated syndicated credit facilities ~~at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).~~;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Paying Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Paying Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Paying Agent in a manner substantially consistent with market practice (or, if the Paying Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Paying Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as the Paying Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Paper).
“Benchmark Replacement Date” means the earlie~~r~~st to occur of the following events with respect to the ~~LIBO Rate~~then-current Benchmark:

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(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of  ~~the Screen Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the Screen Rate; or~~all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein~~.~~;
(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Banks and the Company pursuant to Section 2.10(c); or
(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, so long as the Paying Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Banks, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Banks comprising the Majority Banks.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the ~~LIBO Rate~~then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of  ~~the Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the Screen Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of  ~~the Screen Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the New York Fed, an insolvency official with jurisdiction over the administrator for ~~the Screen Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the Screen Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the Screen Rate, in each case~~such Benchmark (or such component), which states that the administrator of ~~the Screen Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the Screen Rate; and/or~~any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~the Screen Rate is~~all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

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~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Paying Agent or the Majority Banks, as applicable, by notice to the Company, the Paying Agent (in the case of such notice by the Majority Banks) and the Banks.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement,~~ the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the ~~LIBO Rate~~then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the ~~LIBO Rate~~then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Paper in accordance with Section 2.10.
“Borrowing” means a Committed Borrowing.
“Borrowing Date” means the Business Day on which the proceeds of any Borrowing are to be made available to the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading in London, England by and between banks in dollar deposits in the Eurodollar Interbank Market.
“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” means, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto as in effect in the United States.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Co-Administrative Agents” is defined in the introduction to this Agreement.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the Pool Assets and any other assets that constitute “Collateral” as defined in the Aircraft Mortgage.
“Collateral Agent” means JPMorgan Chase Bank, N.A. or any successor to JPMorgan Chase Bank, N.A. appointed in accordance with the provisions of Section 8.1, in each case, as the collateral agent for the Banks under this Agreement and the other Loan Papers.
“Collateral Coverage Test” means, on any date, the requirement that the Appraised Value of the Pool Assets on such date that are subject to the Lien of the Aircraft Mortgage or to the Lien of an aircraft mortgage granted by a Grantor of Collateral after the Effective Date, in substantially the form of Exhibit G, in favor of the Collateral Agent and filed with the FAA, shall not be less than an amount equal to 1.25 times the Total Commitment on such date (or, after termination of the Commitments, the sum of the aggregate outstanding amount of Loans and L/C Obligations).
“Collateral Coverage Test Cure Period” is defined in Section 6.12.
“Commitment” means, with respect to each Bank, the obligation of such Bank to make Loans and to issue or participate in Letters of Credit in the aggregate principal and/or face amount set forth opposite the name of such Bank on ~~the signature pages hereof~~Schedule III, and, if applicable, amendments hereto, as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.5 and Section 7.2, as such amount may be obtained or increased from time to time pursuant to Section 2.24, and as such amount may be increased or reduced from time to time by assignment or assumption pursuant to Section 2.23(b) and Section 9.11(c). The Commitments shall automatically and permanently terminate on the Termination Date.
“Commitment Fee” is defined in Section 2.4.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.
“Committed Loan” means a loan by a Bank to the Company pursuant to Section 2.1, and shall be either a Eurodollar Loan or an Alternate Base Loan.
“Communications” is defined in Section 9.2.
“Company” is defined in the introduction to this Agreement.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.
“Current Financials” means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2020.
“~~Compounded~~Daily Simple SOFR” means ~~the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and~~, for any day, SOFR, with the conventions for this rate (which may include ~~compounding in arrears with a lookback and/or~~

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~~suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period~~a lookback) being established by the Paying Agent in accordance with~~:~~
~~(1)~~ the ~~rate, or methodology for this rate, and~~ conventions for this rate selected or recommended by the Relevant Governmental Body for determining ~~Compounded~~“Daily Simple SOFR” for business loans; provided that~~:~~, if the Paying Agent decides that any such convention is not administratively feasible for the Paying Agent, then the Paying Agent may establish another convention in its reasonable discretion.
~~(2) if, and to the extent that, the Paying Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Paying Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining Compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;~~
~~provided, further, that if the Paying Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Paying Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~
~~“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.~~
~~“Current Financials” means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2015.~~
“Debt” means, without duplication, (a) any indebtedness for borrowed money or incurred in connection with the acquisition or construction of any Property, (b) any obligation under any lease of any Property entered into after the date of this Agreement which is required under GAAP to be capitalized on the lessee’s balance sheet, and (c) any direct or indirect guarantee or assumption of indebtedness or obligations described in clause (a) or (b), including without limitation any agreement to provide funds to or otherwise assure the ability of an obligor to repay indebtedness or meet its obligations.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.
“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

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“Defaulting Bank” means any Bank, as determined by the Paying Agent, that (a) has failed, in the determination of the Paying Agent, which determination shall be conclusive subject to manifest error, to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Paying Agent in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Company, the Paying Agent, any Issuing Bank or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding cannot be satisfied) or generally under agreements in which it has committed to extend credit, (c) has failed, within three Business Days after written request by the Paying Agent (whether acting on its own behalf or at the reasonable request of the Company (it being understood that the Paying Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such confirmation by the Paying Agent, (d) has otherwise failed to pay over to the Paying Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. No Bank shall be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“Documentation Agents” is defined in the introduction to this Agreement.
“dollars” and the symbol “$” mean the lawful currency of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on Schedule I to this Agreement or such other office of such Bank as such Bank may from time to time specify to the Company and the Paying Agent.
“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:
(1) ~~(i) a determination~~    a notification by the Paying Agent ~~or (ii) a notification~~to (or the request by the ~~Majority Banks~~Company to the Paying Agent ~~(with a copy to the Company) that the Majority Banks have determined that U.S.~~to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities ~~being executed~~ at such time~~, or that include language similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~ contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2) ~~(i)~~    the joint election by the Paying Agent ~~or (ii) the election by the Majority Banks to declare that an Early Opt-in Election has occurred~~and the Company to trigger a fallback from LIBO Rate and the provision~~, as applicable,~~ by the Paying Agent of written notice of such election to the ~~Company and the Banks or by the Majority Banks of written notice of such election to the Paying Agent~~Banks.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 4.1 are first met, which date is August 3, 2016.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Affiliate Assignee” means, with respect to any Bank, an Affiliate thereof that is: (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank organized under the Laws of any other country which is a member of the OECD, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Interbank Market” means the London eurodollar interbank market.
“Eurodollar Lending Office” means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated on Schedule I as its “Eurodollar Lending Office” or may hereafter designate from time to time as its “Eurodollar Lending Office” by notice to the Company and the Paying Agent.
“Eurodollar Loan” means any loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article II.
“Event of Default” means any of the events described in Article VII, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

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“Excluded Taxes” means with respect to any payment made by the Company under this Agreement or any Loan Papers, any of the following Taxes imposed on or with respect to the Paying Agent, a Bank or an Issuing Bank: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America (including a state, locality or other political subdivision thereof), or by the jurisdiction (including a state, locality or other political subdivision thereof) under the laws of which such Paying Agent, Bank or Issuing Bank is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Company is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Company under Section 2.23), any U.S. Federal withholding Taxes resulting from any Law in effect on the date such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure to comply with Section 2.18(f), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.18(a), (d) Other Connection Taxes, and (e) any U.S. withholding Taxes imposed by reason of FATCA.
“Existing Bank” is defined in Section 2.24(c).
“Existing Credit Agreement” means the Revolving Credit Facility Agreement, dated as of April 2, 2013, among the Company, the banks party thereto and the agents referred to therein.
“Existing Termination Date” is defined in Section 2.25(a).
“Extended Termination Date” is defined in Section 2.25(a).
“Extension Date” is defined in Section 2.25(d).
“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amendment or successor to any such Section so long as such amendment or successor is substantially similar or comparable to the reporting and withholding (and related) obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or published administrative guidance or any other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.
“FCA” has the meaning assigned to such term in Section 1.3.
“Fed Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the New York Fed at http://www.newyorkfed.org, or any successor source.

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~~“Fed Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.~~
“Financial Report Certificate” means a certificate substantially in the form of Exhibit D.
“Financial Statements” means balance sheets, income and loss statements, statements of stockholders’ equity, and statements of cash flow prepared in accordance with GAAP and in comparative form to the corresponding period of the preceding fiscal year.
“First Amendment” means First Amendment to Credit Agreement dated as of the First Amendment Effective Date.
“First Amendment Effective Date” means March 30, 2020, the date on which all conditions precedent set forth in Section 4 of the First Amendment are satisfied.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.
“Foreign Bank” is defined in Section 2.18.
“GAAP” means generally accepted accounting principles in the United States which are applicable as of the date in question for the purpose of the definition of “Financial Statements.”
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grantor” means the Company in its capacity as grantor under the Aircraft Mortgage and any Wholly Owned Domestic Subsidiary at any time that is a party to an Aircraft Mortgage, in substantially the form of Exhibit I, as grantor thereunder.
~~“IBA” is defined in Section 1.3.~~
“Impacted Interest Period” is defined in the definition of “LIBO Rate”.
“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit H-1.
“Increased Facility Bank” is defined in Section 2.24(c).
“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Papers and (b) Other Taxes.

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“Index Debt” means senior, unsecured, non-credit enhanced debt with an original term of longer than one year issued by the Company.
“Index Debt Rating” means, as of any date, the rating that has been most recently announced by S&P and Moody’s for the Index Debt of the Company. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be determined by reference to the available rating; (b) if the Index Debt Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Rate shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Rate shall be based on the rating that is one level below the higher rating; (c) if any Index Debt Rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the rating for the Index Debt announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; and (e) if neither S&P nor Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be set in accordance with the lowest level rating and highest percentage rate set forth in the table in the definition of “Applicable Rate”.
“Initial Issuing Banks” means, collectively, JPMorgan Chase Bank, N.A., Citibank, N.A. and Barclays Bank PLC.
“Interest Payment Date” means (i) with respect to any Alternate Base Loan, each Quarterly Payment Date, or if earlier the Termination Date or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period longer than three months each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan, or if earlier, the Termination Date or the date of prepayment of such Loan or conversion of such Loan to an Alternate Base Loan.
“Interest Period” means, as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six, or, if agreed to by all Banks, twelve months thereafter, as the Company may elect; provided, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“International Interest” means an “international interest” as defined in the Cape Town Convention.
“International Registry” means the “International Registry” as defined in the Cape Town Convention.
“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Paying Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which that LIBO Screen Rate is available in dollars that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available for dollars that is longer the Impacted Interest Period, in each case, as of 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Impacted Interest Period.

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“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank” means each Initial Issuing Bank and each other Bank approved by the Company and that has agreed in writing to act as an “Issuing Bank” hereunder. Each reference herein to “the Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“L/C Commitment” means $300,000,000.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, if any, and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
“L/C Participants” means the collective reference to all the Banks other than the Issuing Bank.
“Letters of Credit” is defined in Section 3.1(a).
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar ~~Loan~~Borrowing for any Interest Period ~~therefor, a rate per annum equal to~~ , the London interbank offered rate as administered by ~~the~~ ICE Benchmark Administration (or any other Person that takes over the administration of such rate~~)~~ for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters ~~S~~screen that displays such rate (or, in the event such rate does not appear on ~~either of such~~a Reuters page~~s~~ or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Paying Agent in its reasonable discretion~~; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period~~); provided that if the LIBO Screen Rate ~~shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall~~as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement~~)~~. ~~The LIBO Rate for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Paying Agent.~~
“LIBOR” has the meaning assigned to such term in Section 1.3.

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“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to any Property or asset of such Person. For avoidance of doubt, (i) the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement or (ii) any Uniform Commercial Code financing statement that has not been terminated as of record after the underlying Lien has been released shall not, in and of itself, constitute a Lien; provided that the Company agrees to use commercially reasonable efforts to have such financing statement terminated promptly after it becomes aware of existence of such financing statement.
“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.
“Loan” means a Committed Loan, a Eurodollar Loan, or an Alternate Base Loan.
“Loan Papers” means (i) this Agreement, certificates delivered pursuant to this Agreement and exhibits and schedules hereto, (ii) the Aircraft Mortgages, (iii) the Mortgaged Aircraft Operating Agreement, (iv) any notes, security documents, guaranties, and other agreements in favor of the Agents and Banks, or any or some of them, ever delivered in connection with this Agreement, (v) any Letters of Credit and (vi) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.
“Majority Banks” means, at any time, Banks having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
“Material Adverse Change” or “Material Adverse Effect” means an act, event or circumstance which materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under this Agreement or any Loan Paper.
“Material Subsidiary” means, at any time, any Subsidiary of the Company having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis, (ii) Adjusted Pre-Tax Income, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, greater than or equal to 10% of the total Adjusted Pre-Tax Income of the Company and all of its Subsidiaries on a consolidated basis or (iii) any Pool Assets.
“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).
“Mortgaged Aircraft Operating Agreement” means the mortgaged aircraft operating agreement in substantially the form of Exhibit J, dated as of the First Amendment Effective Date, between the Company and the Collateral Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“New Bank” is defined in Section 2.24(b).
“New Bank Supplement” is defined in Section 2.24(b).

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“New York Fed” means the Federal Reserve Bank of New York.
“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Paying Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Non-Extending Bank” is defined in Section 2.25(b).
“Note” means a promissory note which a Bank may require the Company to execute in accordance with Section 2.7(b), payable to the order of such Bank, in substantially the form of Exhibit B hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Committed Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.
“Notice Deadline” is defined in Section 2.25(b).
“Notice of Committed Borrowing” is defined in Section 2.2.
“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and Banks, or any or some of them, by the Company, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.
“OECD” means the Organization for Economic Cooperation and Development as constituted on the date hereof (excluding Mexico, Poland and the Czech Republic).
“Officer’s Certificate” means a certificate signed in the name of the Company by either its Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer, or its Assistant Treasurer, in each case without personal liability.
“Original Termination Date” means ~~the fifth anniversary of the Effective Date~~August 3, 2023.
“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:
(a) a request by the Company to the Co-Administrative Agents to notify each of the other parties hereto that, at the determination of the Company, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and
(b) the Co-Administrative Agents, in their sole discretion, and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Co-Administrative Agents of written notice of such election to the Company and the Banks.

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“Other Connection Taxes” means with respect to the Paying Agent, any Bank or any Issuing Bank, as the case may be, Taxes imposed as a result of a present or former connection between the Paying Agent, such Bank or such Issuing Bank, as the case may be, and the jurisdiction imposing such Taxes (other than a connection arising solely from the Paying Agent, such Bank or such Issuing Bank having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Papers, or, in each case in accordance with and subject to the provisions of this Agreement, sold or assigned an interest in any Loan Papers).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Papers, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed with respect to an assignment under Section 2.23).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the New York Fed as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.
“Participant Register” is defined in Section 9.11(b).
“Paying Agent” means JPMorgan Chase Bank, N.A. or any successor to JPMorgan Chase Bank, N.A. appointed in accordance with the provisions of Section 8.6, in each case, as the paying agent for the Banks under this Agreement and the other Loan Papers.
“~~Participant Register” is defined~~Payment” has the meaning assigned to it in Section ~~9.11(b)~~8.7.
“Payment Notice” has the meaning assigned to it in Section 8.7.
“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d); (c) Liens securing Obligations under this Agreement; (d) Liens constituting normal operational usage of the affected Property, including charter, third party maintenance, storage, leasing, pooling or interchange thereof; (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP; and (f) salvage or similar rights of insurers under the insurances required to be maintained pursuant to the Mortgaged Aircraft Operating Agreement.
“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.
“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.

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“Pool Assets” means assets of the Company and any of its Wholly Owned Domestic Subsidiaries listed on Schedule II, to the extent modified pursuant to Section 6.12, and shall include only Specified Equipment owned legally by the Company and any of its Wholly Owned Domestic Subsidiaries.
“Prime Rate” is defined in the definition of the term Alternate Base Rate.
“Principal Office” of the Paying Agent means 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713-2107, or such other office as the Paying Agent may hereafter designate from time to time as its “Principal Office” by notice to the Company and the Banks.
“Property” means all types of real, personal, tangible, intangible, or mixed property.
“Quarterly Payment Date” means the 15th day of each March, June, September and December of each year, the first of which shall be the first such day after the Effective Date.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, or (2) if such Benchmark is not the LIBO Rate, the time determined by the Co-Administrative Agents in their reasonable discretion.
“Register” is defined in Section 9.11(e).
“Regulation D” means Regulation D of the Fed Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means, with respect to any Bank, (a) any adoption or change after the Effective Date of or in United States federal, state or foreign laws, rules, regulations (including Regulation D) or guidelines applying to a class of banks including such Bank, (b) the adoption or making after the Effective Date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state or foreign laws, rules, regulations or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign laws, rules, regulations or guidelines applying to a class of banks including such Bank by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.
“Reimbursement Obligation” means the obligation of the Company to reimburse the Issuing Bank pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Relevant Anniversary Date” is defined in Section 2.25(a).
“Relevant Governmental Body” means the Fed Reserve Board and/or the New York Fed, or a committee officially endorsed or convened by the Fed Reserve Board and/or the New York Fed or, in each case, any successor thereto.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Request Date” is defined in Section 2.25(a).

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“Revolving Credit Exposure” means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Loans and its L/C Obligations at such time. For the purposes of this definition each Bank shall be deemed to hold a pro rata share of the total L/C Obligations based on the percentage which its Commitment represents of the aggregate Commitments.
“Rights” means rights, remedies, powers, and privileges.
“S&P” means Standard & Poor’s Financial Services LLC and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Secured Parties” means the Agents and the Banks.
“Senior Officer” means, in each case for the Company, its Chief Executive Officer, Chief Financial Officer, President, Treasurer, or its Assistant Treasurer.
“SOFR” means, with respect to any Business ~~d~~Day ~~means~~ , a rate per annum equal to the secured overnight financing rate ~~published~~ for such Business ~~d~~Day ~~by the New York Fed, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.~~published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
~~“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.~~
“SOFR Administrator” means the New York Fed (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the New York Fed’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Specified Equipment” means aircraft consisting of the Boeing 737-700, Boeing 737-800, Boeing 737 MAX 7 and Boeing 737 MAX 8 models (and any later generation model of any thereof), including, its related engines; provided that aircraft that is Boeing 737 MAX 7 or Boeing 737 MAX 8 may constitute Specified Equipment solely to the extent that the applicable model is issued an airworthiness certificate by the FAA confirming that it is certified to fly.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Fed Reserve Board to which the Paying Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.
“Successor Company” is defined in Section 6.14(a).
“Syndication Agent” is defined in the introduction to this Agreement.
“Taxes” means all present or future taxes, assessments, fees, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges at any time imposed by any Laws or Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Co-Administrative Agents to the Banks and the Company of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Co-Administrative Agents that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Co-Administrative Agents and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.10 that is not Term SOFR.
“Termination Date” means, the earlier of (a) the Original Termination Date, subject to extension thereof pursuant to Section 2.25, and (b) the date of termination in whole of the Total Commitment pursuant to Section 2.5 or Section 7.2; provided, however, that the Termination Date of any Bank that is a Non-Extending Bank with respect to any requested extension pursuant to Section 2.25 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
“Third Amendment” means Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date.
“Third Amendment Effective Date” means July 28, 2021, the date on which all conditions precedent set forth in Section 3 of the Third Amendment are satisfied.
“Total Commitment” means at any time the aggregate amount of the Banks’ Commitments, as in effect at such time.

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“Total Liquidity” means, at any time, the sum of (a) the aggregate amount available to be borrowed by the Company under this Agreement plus (b) the aggregate amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries at such time plus (c) the aggregate amount of items at such time that are of the type that would appear as short-term investments on the consolidated balance sheet of the Company prepared in accordance with GAAP.
“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.
“Type” refers to the distinction between Committed Loans that are Alternate Base Loans and Committed Loans that are Eurodollar Loans.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment~~; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement~~.
“United States” and “U.S.” each means United States of America.
“U.S. Tax Compliance Certificate” is defined in Section 2.18.
“Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withholding Agent” means the Company and the Paying Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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Section 1.2    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
Section 1.3    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality,: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. pPublic and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rateLIBOR. Upon the occurrence of a Benchmark Transition Event or, a Term SOFR Transition Event, an Early Opt-Iin Election or an Other Benchmark Rate Election, Section 2.10(b) and (c) provides athe mechanism for determining an alternative rate of interest. The Paying Agent will promptly notify the Company, pursuant to Section 2.10(de), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, none of the Paying Agent and the Banks warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rateLIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.10(cd)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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ARTICLE II LOANS
Section 2.1    Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans in dollars to the Company, at any time and from time to time on and after the Effective Date and until the earlier of the Termination Date and the termination of the Commitment of such Bank in accordance with the terms hereof. Notwithstanding the foregoing, (a) the aggregate principal amount at any time outstanding of all Committed Loans of a Bank shall not exceed such Bank’s Commitment and (b) the Total Commitment shall be deemed used from time to time to the extent of the L/C Obligations, and such deemed use of the Total Commitment shall be applied to the Banks ratably according to their respective Commitments, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks and (y) the L/C Obligations exceed (B) the Total Commitment, and (ii) at all times the outstanding aggregate principal amount of all Committed Loans made by a Bank shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Committed Loans obligated to have been made by all Banks.
Within the foregoing limits, the Company may borrow, repay, prepay, and reborrow hereunder, on and after the Effective Date and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.
Section 2.2    Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Company shall hand deliver, telecopy or e-mail to the Paying Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A hereto (a “Notice of Committed Borrowing”), (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the Borrowing Date specified for a proposed Committed Borrowing, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the Borrowing Date specified for a proposed Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans, or Alternate Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $10,000,000 and shall be an integral multiple of $1,000,000) and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly, and in any event on the same day the Paying Agent receives a Notice of Committed Borrowing pursuant to this Section 2.3 if such notice is received by 11:00 a.m., New York City time on a Business Day and otherwise on the next succeeding Business Day, the Paying Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank’s portion of the requested Committed Borrowing by telecopier or e-mail. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.

Section 2.3    Refinancings; Conversions.

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(a)    The Company may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to Section 2.2, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.17 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Banks to the Paying Agent or by the Paying Agent to the Company pursuant to Section 2.6(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Paying Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Paying Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Paying Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.17 to the extent of such failure and the Company shall pay such amount to the Paying Agent pursuant to Section 2.17 and (iv) to the extent the Company fails to pay to the Paying Agent any amounts due in accordance with Section 2.17 as a result of the failure of a Bank to pay the Paying Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Paying Agent amounts due from it pursuant to (i) above to the full extent of such Bank’s portion of such refinanced Loan.
(b)    Subject to the conditions and limitations set forth in this Agreement, the Company shall have the right from time to time to convert all or part of one Type of Committed Loan into another Type of Committed Loan or to continue all or a part of any Committed Loan that is a Eurodollar Loan from one Interest Period to another Interest Period by giving the Paying Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Committed Loan to be converted or continued, (C) in the case of conversions, the Type of Committed Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Alternate Base Loans, no conversion shall be made while a Default or Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while a Default or Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Banks, and (3) each such conversion or continuation shall be in an amount not less than $10,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Company shall fail to give the Paying Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into an Alternate Base Loan on the last day of the Interest Period for such Eurodollar Loan.
Section 2.4    Fees. The Company agrees to pay to each Bank, through the Paying Agent, on each Quarterly Payment Date and on the Termination Date in arrears, in immediately available funds, a commitment fee (a “Commitment Fee”) calculated by multiplying the Applicable Rate by the amount of the average daily Available Revolving Commitment of such Bank during the preceding three-month period (or shorter period commencing with the Effective Date and/or ending with the Termination Date). All Commitment Fees shall be computed by the Paying Agent on the basis of the actual number of

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days elapsed in a year of 360 days, and shall be conclusive and binding for all purposes, absent manifest error. The Commitment Fee due to each Bank shall commence to accrue on the Effective Date and shall cease to accrue on the Termination Date or, if earlier, the date of the termination of the Commitment of such Bank as provided herein.

Section 2.5    Termination and Reduction of Commitments.
(a)    Subject to Section 2.11(b), the Company may permanently terminate, or from time to time in part permanently reduce, the Total Commitment, in each case upon at least three Business Days’ prior (or, in the case of a refinancing or new facility with one or more of the Agents, on a same-day basis with) written notice to the Paying Agent (who shall promptly forward a copy thereof to each Bank). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $10,000,000 and in an integral multiple of $1,000,000.
(b)    On the Termination Date the Total Commitment shall be zero.
(c)    Each reduction in the Total Commitment pursuant to this Section 2.5 shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination of Commitments pursuant to this Section, the Company shall pay to the Paying Agent for account of the Banks the Commitment Fees on the amount of the Total Commitment so terminated, accrued through the date of such termination.
Section 2.6    Loans.
(a)    Each Borrowing made by the Company on any date shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $10,000,000. Committed Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.
(b)    Each Committed Loan shall be a Eurodollar Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.2 or Section 2.3(b), as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement or increase the Company’s obligations to such Bank hereunder. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
(c)    Subject to Section 2.3, each Bank shall make its portion of each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Paying Agent at the Principal Office in immediately available funds not later than 1:00 p.m., New York City time, and the Paying Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Paying Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable; provided, however, if and to the extent the Paying Agent fails to return any such amounts to a Bank on the Borrowing Date for such Borrowing, the Paying Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Bank, at the Federal Funds Effective Rate.

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(d)    The outstanding principal amount of each Committed Loan shall be due and payable on the Termination Date.
Section 2.7    Loan Accounts.
(a)    The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Paying Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.
(b)    Upon the request of any Bank made through the Paying Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts, and upon any such request the Company shall execute and deliver such Notes to such Bank. Each such Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Committed Loan of such Bank, each payment or prepayment of principal of any Committed Loan, and the other information provided for on such schedule. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Committed Loans made by such Bank in accordance with the terms of the relevant Note.
Section 2.8    Interest on Loans.
(a)    Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.
(b)    Subject to the provisions of Section 2.9, each Alternate Base Loan shall bear interest at the rate per annum equal to the Alternate Base Rate plus the Applicable Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.
Section 2.9    Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (i) in the case of the principal amount of any Eurodollar Loan, 2% above the rate otherwise applicable thereto and (ii) in all other cases, the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

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Section 2.10    Alternate Rate of Interest.
(a) ~~If~~    Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.10, if prior to the commencement of any Interest Period for a Eurodollar ~~Loan~~Borrowing:
(i)    ~~Subject to clause (b) below,~~ the Paying Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for dollars and such Interest Period; or
(ii)    the Paying Agent is advised by the Majority Banks that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for dollars and such Interest Period will not adequately and fairly reflect the cost to such Banks (or Bank) of making or maintaining their Loans (or its Loan) included in such ~~Loan~~Borrowing for dollars and such Interest Period;
then the Paying Agent shall give notice thereof to the Company and the Banks by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Paying Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist, (A) any ~~interest election request pursuant to Section 2.3~~Notice of Committed Borrowing that requests the conversion of any ~~Loan~~Borrowing to, or continuation of any ~~Loan~~Borrowing as, a Eurodollar ~~Loan~~Borrowing shall be ineffective and (B) if any Notice of Committed Borrowing requests a Eurodollar ~~Loan~~Revolving Borrowing, such ~~Loan~~Borrowing shall be made as an Alternate Base ~~Loan; provided that if the circumstances giving rise to such notice affect only one Type of Loans, then the other Type of Loans shall be permitted~~Rate Borrowing.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Paper, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, ~~the Paying Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Paying Agent has posted such~~date notice of such Benchmark Replacement is pro~~pos~~vided to the Banks without any amendment to ~~all Banks and the Company,~~, or further action or consent of any other party to, this Agreement or any other Loan Paper so long as the Paying Agent has not received, by such time, written notice of objection to such ~~proposed amendment~~Benchmark Replacement from Banks comprising the Majority Banks~~; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Banks shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Banks comprising the Majority Banks have delivered to the Paying Agent written notice that such Majority Banks accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.~~.

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(c)    Notwithstanding anything to the contrary herein or in any other Loan Paper and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper; provided that, this clause (c) shall not be effective unless the Paying Agent has delivered to the Banks and the Company a Term SOFR Notice. For the avoidance of doubt, the Paying Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.
(~~c~~d)    In connection with the implementation of a Benchmark Replacement, the Paying Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.
(~~d~~e)    The Paying Agent will promptly notify the Company and the Banks of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Paying Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 2.10.
(f)    Notwithstanding anything to the contrary herein or in any other Loan Paper, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Paying Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Paying Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Paying Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(~~e~~g)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~(i) any interest election~~the Company may revoke any request ~~pursuant to Section 2.3 that requests the~~for a Eurodollar Borrowing of, conversion ~~of any Loan~~ to~~,~~ or continuation of ~~any Loan as, a~~ Eurodollar Loans ~~shall be ineffective and (ii) if any Notice of Committed Borrowing requests a Eurodollar Loan, such Loan shall be made as an~~to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans~~.~~. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
Section 2.11    Prepayment of Loans.
(a)    Prior to the Termination Date, the Company shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.14 or Section 2.15 but otherwise without premium or penalty, upon at least five Business Days prior written notice to the Paying Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein.
(b)    On the date of any termination or reduction of the Total Commitment pursuant to Section 2.5(a), the Company shall pay or prepay so much of the Loans as shall be necessary in order that the sum of (x) the aggregate principal amount of the Loans outstanding and (y) the L/C Obligations will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Company shall select. All prepayments under this paragraph shall be subject to Section 2.14 and Section 2.15.
(c)    All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.
Section 2.12    Reserve Requirements; Change in Circumstances.
(a)    Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change or change in any Law (i) shall subject the Paying Agent, a Bank or an Issuing Bank to any Taxes (other than (w) Indemnified Taxes, (x) Taxes described in clauses (c) and (e) of Excluded Taxes, (y) Other Taxes and (z) Other Connection Taxes imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) shall impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement with respect to any Eurodollar Loan against assets of, deposits with or for the account of, or credit extended by, such Bank under this Agreement, or (iii) with respect to any Eurodollar Loan, shall impose on such Bank or the Eurodollar Interbank Market any other condition, cost or expense affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to materially increase the actual cost to such Bank (or such Paying Agent or Issuing Bank in the case of (i)) of maintaining its Commitment or of making, converting to, continuing or maintaining any Eurodollar Loan or to materially reduce the amount of any sum received or receivable by such Bank (or such Paying Agent or Issuing Bank in the case of (i)) hereunder (whether of principal, interest, or otherwise) in respect thereof, then the Company shall pay to the Paying Agent for the account of such Bank (or such Paying Agent or Issuing Bank in the case of (i)), within ten days following delivery to the Company of the certificate specified in paragraph (c) below by such Bank (or such Paying Agent or Issuing Bank in the case of (i)), such additional amount or amounts as will

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reimburse such Bank (or such Paying Agent or Issuing Bank in the case of (i)) for such increase or reduction to such Bank (or such Paying Agent or Issuing Bank in the case of (i)) to the extent reasonably allocable to this Agreement.
(b)    If any Bank shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Bank (or its parent or any lending office of such Bank) with any request or directive issued subsequent to the Effective Date regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s (or its parent’s) capital as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Bank’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Paying Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (d) below by such Bank, such additional amount or amounts as will reimburse such Bank (or its parent) for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change and a change in Law, regardless of the date enacted, adopted or issued.
(d)    Each Bank or the Paying Agent or each Issuing Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 2.12 (together with a good faith estimate of the amounts it would be entitled to claim in respect of such event) as promptly as practicable, but in any event on or before the date which is 60 days after the related Regulatory Change, change in any Law or other event; provided that (i) if such Bank or the Paying Agent or such Issuing Bank fails to give such notice by such date, such Bank or the Paying Agent or such Issuing Bank shall, with respect to compensation payable pursuant to paragraph (a) or (b) of this Section 2.12 in respect of any costs resulting from such Regulatory Change, change in any Law or other event, only be entitled to payment under paragraph (a) or (b) of this Section 2.12 for costs incurred from and after the date of such notice and (ii) such Bank or the Paying Agent or such Issuing Bank will take such reasonable actions, if any (including the designation of a different Applicable Lending Office for the Loans of such Bank affected by such event) to avoid the need for, or reduce the amount of, such compensation so long as such actions will not, in the reasonable opinion of such Bank or the Paying Agent or such Issuing Bank, be materially disadvantageous to such Bank or the Paying Agent or such Issuing Bank, as the case may be. A certificate of a Bank or the Paying Agent or such Issuing Bank setting forth in reasonable detail (i) the Regulatory Change, change in any Law or other event giving rise to any costs, (ii) such amount or amounts as shall be necessary to reimburse such Bank or the Paying Agent or such Issuing Bank (or participating banks or other entities pursuant to Section 9.11) as specified in paragraph (a) or (b) of this Section 2.12, as the case may be, and (iii) the calculation of such amount or amounts, shall be delivered to the Company (with a copy to the Paying Agent) promptly after such Bank or the Paying Agent or such Issuing Bank determines it is entitled to payment under this Section 2.12, and shall be conclusive and binding absent manifest error. In preparing such certificate, such Bank or the Paying Agent or such Issuing Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

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(e)    In the event any Bank shall seek payment pursuant to this Section 2.12 or the events contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, the Company shall have the right to replace such Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees as provided in Section 2.23(b).
(f)    Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.12 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.13    Change in Legality.
(a)    Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations in respect of Eurodollar Loans as contemplated hereby, then, by prompt written notice to the Company and to the Paying Agent, such Bank may:
(i)    declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and
(ii)    if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.
(b)    For purposes of this Section 2.13, a notice to the Company (with a copy to the Paying Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company. Any Bank having furnished such a notice agrees to withdraw the same promptly following any Regulatory Change that makes it lawful for such Bank to make and maintain Eurodollar Loans.
(c)    If, with respect to any Bank, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of amounts pursuant to Section 2.12 or permit such Bank, pursuant to this Section 2.13, to suspend its obligation to make Eurodollar Loans, such Bank, promptly upon becoming aware of the same, shall notify the Company thereof and shall take such steps as may reasonably be available to it (including, without limitation, changing its Applicable Lending Office) to mitigate the effects of such condition or event, provided that such Bank shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any additional costs in performing its obligations hereunder and under any outstanding Loan (unless the Company has notified such Bank of the Company’s agreement to reimburse it for the same) or (b) be otherwise adverse to such Bank in a material respect.

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Section 2.14    Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Company to borrow hereunder after a Notice of Committed Borrowing pursuant to Article II has been given, (c) any payment, prepayment, or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period for any reason, including without limitation the acceleration of outstanding Loans as a result of any Event of Default or (d) any failure by the Company for any reason (including without limitation the existence of a Default or an Event of Default) to pay, prepay or convert a Eurodollar Loan on the date for such payment, prepayment or conversion, specified in the relevant notice of payment, prepayment or conversion under this Agreement. The indemnity of the Company pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, or converted or not borrowed, paid, prepaid or converted (based on the LIBO Rate) for the period from the date of such payment, prepayment, or conversion or failure to borrow, pay, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, pay, prepay or convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, pay, prepay or convert) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, or converted or not borrowed, paid, prepaid or converted for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts and, in reasonable detail, the computations thereof, which such Bank is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company (with a copy to the Paying Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Paying Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.14 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.15    Pro Rata Treatment. Except as permitted under Section 2.12(d) and Section 2.14 with respect to interest and Section 2.25(e) with respect to principal and interest, (a) each payment or prepayment of principal and each payment of interest with respect to a Committed Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Committed Borrowing, and (b) conversions of Committed Loans to Committed Loans of another Type, continuations of Committed Loans that are Eurodollar Loans from one Interest Period to another Interest Period, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with their respective Commitments.
Section 2.16    Sharing of Setoffs. Each Bank agrees that if it shall through the exercise of a right of banker’s lien, setoff, or counterclaim against the Company (pursuant to Section 9.6 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Loans held by it (other than pursuant to Section 2.12, or Section 2.14) as a result of which the unpaid principal portion of the Committed Loans held by it shall be proportionately less than the unpaid principal portion of the Committed Loans held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Committed Loans held by such other Bank, so that the aggregate unpaid principal amount of the Committed Loans and

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participations in Committed Loans pursuant to this Section 2.16 held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of the Committed Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Committed Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Committed Loan directly to the Company in the amount of such participation.
Section 2.17    Payments.
(a)    The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in dollars, without setoff or counterclaim, to the Paying Agent at its Principal Office for the account of the Banks, in federal or other immediately available funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Committed Loans (other than pursuant to Section 2.12 and Section 2.14) or Commitment Fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)    Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest or Commitment Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(c)    Unless the Paying Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Paying Agent may assume that the Company has made or will make such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Paying Agent, each Bank shall repay to the Paying Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Paying Agent, at the Federal Funds Effective Rate.
Section 2.18    Taxes.
(a)    Each payment by the Company under this Agreement or any Loan Papers shall be made without withholding for any Taxes, unless such withholding is required by applicable Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the amounts received with respect to this Agreement equal the amount which would have received had no such withholding been made.

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(b)    The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Paying Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Paying Agent.
(d)    The Company shall indemnify the Paying Agent and each Bank, within 30 days after demand therefor, for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by the Paying Agent or such Bank (or its beneficial owner), as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Paying Agent), or by the Paying Agent on its own behalf or on behalf of a Bank, shall be conclusive, if made in good faith, absent manifest error.
(e)    Each Bank shall severally indemnify the Paying Agent, within 10 days after demand therefor, for the full amount of any Taxes attributable to such Bank that are payable or paid by the Paying Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent that the Company has not already indemnified the Paying Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so. A certificate as to the amount of such payment or liability delivered to any Bank by the Paying Agent shall be conclusive absent manifest error. For the avoidance of doubt, there shall be no double recovery under this paragraph where the indemnified party has been indemnified for the same loss under a separate provision of the agreement.
(f)    (i) Any Bank that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Papers shall deliver to the Company and the Paying Agent, at the time or times requested by the Company or the Paying Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Paying Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Paying Agent as will enable the Company or the Paying Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such documentation set forth in Sections 2.18(f)(ii)(A) through (E) below or any successor or substantially similar or comparable documentation thereto) shall not be required if in the Bank’s good faith judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense (or, in the case of a change in Law, any incremental material unreimbursed cost or expense), unless indemnified by the Company in an amount reasonably satisfactory to such Bank, or would materially prejudice the legal or commercial position of such Bank. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Bank, such Bank shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Paying Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

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(ii)    Without limiting the generality of the foregoing, any Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Paying Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Paying Agent), whichever of the following is applicable:
(A)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;
(B)    duly completed copies of Internal Revenue Service Form W-8ECI;
(C)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that (i) such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Bank (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(D)    to the extent a Foreign Bank is not the beneficial owner (for example, where the Foreign Bank is a partnership or participating Bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or G-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Bank is a partnership (and not a participating Bank) and one or more beneficial owners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such beneficial owner; or
(E)    any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

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(iii)    If a payment made to a Bank under this Agreement or any other Loan Papers would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    The provisions of this Section 2.18 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
(i)    For purposes of this Section 2.18, the term “Bank” includes any Issuing Bank and the term “applicable Law” includes FATCA.
Section 2.19    Calculation of LIBO Rates. The provisions of this Agreement relating to calculation of the LIBO Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Bank had actually funded and maintained funding of each Eurodollar Loan through the purchase in the Eurodollar InterBank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

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Section 2.20    Booking Loans. Subject to Section 2.18, any Bank may make, carry, or, transfer Loans at, to, or for the account of any of its branch offices or the office of any Affiliate.
Section 2.21    Quotation of Rates. It is hereby acknowledged that the Company may call the Paying Agent on or before the date on which notice of a Borrowing, continuation or conversion is to be delivered by the Company in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Paying Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.
Section 2.22    Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, the Paying Agent shall deliver written notice to such effect, upon the Paying Agent’s obtaining knowledge of such event, to the Company and such Defaulting Bank, and the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    Commitment Fees shall cease to accrue with respect to the Commitment of such Defaulting Bank pursuant to Section 2.4.
(b)    The Commitment and Revolving Credit Exposure of such Defaulting Bank shall not be included in determining whether all Banks or the Majority Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which would increase or extend the term of the Commitment of such Defaulting Bank or which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank.
(c)    If any L/C Obligations exist at the time a Bank becomes a Defaulting Bank, then:
(i)    all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Banks ratably in accordance with their respective Commitments but only to the extent that (x) the sum of all non-Defaulting Banks’ Revolving Credit Exposures does not then exceed the total of all non-Defaulting Banks’ Commitments, (y) no non-Defaulting Bank’s Revolving Credit Exposure then exceeds such non-Defaulting Bank’s Commitments and (z) the conditions set forth in Section 4.3 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Paying Agent cash collateralize the percentage such Defaulting Bank’s Commitment represents of the Total Commitment of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 7.2 for so long as such L/C Obligations are outstanding;
(iii)    if the Company cash collateralizes any portion of such Defaulting Bank’s L/C Obligations pursuant to this Section 2.22(c), the Company shall not be required to pay any fees to such Defaulting Bank pursuant to Section 3.3 with respect to such Defaulting Bank’s portion of the L/C Obligations during the period of such collateralization;
(iv)    if the L/C Obligations of the non-Defaulting Banks are reallocated pursuant to this Section 2.22(c), then the fees payable to the Banks pursuant to Section 3.3 shall be adjusted ratably in accordance with their respective Commitments; and

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(v)    if any Defaulting Bank’s L/C Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.22(c), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Bank hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.3 with respect to such Defaulting Bank’s L/C Obligations shall be payable to the applicable Issuing Bank until such L/C Obligations are cash collateralized and/or reallocated.
(d)    So long as any Bank is a Defaulting Bank, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Company in accordance with Section 2.22(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.22(c)(i) (and Defaulting Banks shall not participate therein).
(e)    Any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 2.16, but excluding amounts payable pursuant to Section 2.23) shall, in lieu of being distributed to such Defaulting Bank, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Paying Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Paying Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Issuing Banks hereunder, (iii) third, if so determined by the Paying Agent or requested by an Issuing Bank, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any existing or future participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Paying Agent, (v) fifth, if so determined by the Paying Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Banks or an Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank or such Issuing Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of any drafts paid by an Issuing Bank under any Letters of Credit which a Defaulting Bank has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.3 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.
In the event that the Paying Agent, each Issuing Bank and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank or upon receipt by the Paying Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Bank”, as applicable, then on such date such Bank shall purchase at par such portion of the Loans of the other Banks as the Paying Agent shall determine may be necessary in order for such Bank to hold such Loans ratably in accordance with its Commitment.

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Section 2.23    Mitigation Obligations; Replacement of Banks.
(a)    If any Bank requests compensation under Section 2.12 or Section 2.18, or if the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.18 in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(b)    If (i) any Bank requests compensation under Section 2.12 or Section 2.18, (ii) the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, (iii) an event contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, (iv) any Bank becomes a Defaulting Bank or (v) any Bank becomes a Non-Extending Bank, then, in each case, the Company may, at its sole expense and effort, upon notice to such Bank and the Paying Agent, require such Bank to assign and delegate, without recourse (except for certain customary representations and warranties, in accordance with and subject to the restrictions contained in Section 9.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Paying Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in any drafts paid by an Issuing Bank under any Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or Section 2.18 or payments required to be made pursuant to Section 2.12 or Section 2.18, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment resulting from a Bank becoming a Non-Extending Bank, such assignee shall have provided written notice to the Paying Agent that it consents to the requested extension of the Existing Termination Date with respect any Commitments held (or to be held) by it on the applicable Extension Date. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Section 2.24    Commitment Increases.
(a)    The Company and any one or more Banks (including New Banks) may from time to time agree that such Banks shall obtain or increase the amount of their Commitments by executing and delivering to the Paying Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date; provided that (i) the aggregate amount of incremental Commitments obtained after the Effective Date pursuant to this Section 2.24 shall not exceed $500,000,000, (ii) with respect to any Increased Facility Closing Date, the increases effected on such date pursuant to this Section 2.24 shall be in a minimum amount of $25,000,000 and (iii) no more than four Increased Facility Closing Dates may occur after the Effective Date. No Bank shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

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(b)    Any additional bank or financial institution which, with the consent of the Company, each Issuing Bank (which consent shall not be unreasonably withheld) and the Paying Agent (which consent shall not be unreasonably withheld), elects to become a “Bank” under this Agreement in connection with any increase described in Section 2.24(a) shall execute a New Bank Supplement (each, a “New Bank Supplement”), substantially in the form of Exhibit H-2, whereupon such bank or financial institution (each, a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(c)    On each Increased Facility Closing Date, each Bank holding Committed Loans prior to giving effect to this Section 2.24(c) (each, an “Existing Bank”) shall be deemed to have assigned to each Bank participating in the relevant Commitment increase (each, an “Increased Facility Bank”), and each such Increased Facility Bank shall be deemed to have purchased from each Existing Bank, at the principal amount thereof (together with accrued interest), such interests in the Committed Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Committed Loans and participations in Letters of Credit will be held by all the Banks (including such Increased Facility Banks) ratably in accordance with the percentage which its Commitment represents of the Total Commitment after giving effect to the increase to the Commitments on such Increased Facility Closing Date. In furtherance of the foregoing, on such Increased Facility Closing Date, (i) each Increased Facility Bank agrees to make payments to the Paying Agent for the benefit of the Existing Banks in an amount equal to the principal amount (together with accrued interest) of the interests in the Committed Loans and funded participations in any Letters of Credit relating to any unreimbursed drawings thereunder deemed to have been purchased by such Increased Facility Bank on such Increased Facility Closing Date pursuant to the immediately preceding sentence and (ii) each Existing Bank agrees to accept payments in an amount equal to the principal amount (together with accrued interest) of the interests in the Committed Loans and funded participations in any Letters of Credit relating to any unreimbursed drawings thereunder deemed to have been assigned by such Existing Bank on such Increased Facility Closing Date pursuant to the immediately preceding sentence.
(d)    The effectiveness of any increase to the Commitments pursuant to this Section 2.24 shall be subject to the satisfaction of the following conditions precedent: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after, giving effect to such increase to the Commitments, (ii) the representations and warranties contained in Article V shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such increase to the Commitments (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, such increase to the Commitments, as though made on and as of such date and (iii) the Company shall have delivered such legal opinions, board resolutions, certificates and other documents reasonably requested by the Paying Agent in connection with such increase to the Commitments.
Section 2.25    Extension of the Termination Date.
(a)    The Company may, by notice (the date of such notice, the “Request Date”) to the Paying Agent (who shall promptly notify the Banks) not earlier than 60 days and not later than 30 days prior to any anniversary of the Effective Date (each a “Relevant Anniversary Date”), request that each Bank extend such Bank’s Termination Date for an additional year from the Termination Date then in effect hereunder (the “Existing Termination Date”; any anniversary of the Existing Termination Date to which Commitments shall be extended being called the “Extended Termination Date”); provided that the Company shall not make more than two such requests during the term of this Agreement.

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(b)    Each Bank, acting in its sole and individual discretion, shall, by written notice to the Paying Agent given not later than the date that is 20 days following the Request Date (the “Notice Deadline”), advise the Paying Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Paying Agent of such fact promptly after such determination (but in any event no later than the Notice Deadline)) and any Bank that does not so advise the Paying Agent on or before the Notice Deadline shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree. Promptly following the Notice Deadline, the Paying Agent shall notify the Company of each Bank’s determination under this Section.
(c)    The Company shall have the right on or before the Relevant Anniversary Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees with Commitments terminating on the Extended Termination Date (each, an “Additional Commitment Bank”) as provided in Section 2.23(b), each of which Additional Commitment Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall undertake a Commitment of such Non-Extending Bank at par (and, if any such Additional Commitment Bank is already a Bank, its Commitment of such Non-Extending Bank shall be in addition to such Bank’s Commitment hereunder on such date).
(d)    If (and only if) the aggregate Commitments of the Banks that have agreed to so to extend their Termination Date pursuant to this Section 2.25 and the additional Commitments of the Additional Commitment Banks shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Relevant Anniversary Date, then, effective as of the Relevant Anniversary Date (each such effective date, an “Extension Date”), the Termination Date of each extending Bank and of each Additional Commitment Bank shall be extended to the Extended Termination Date (except that, if such date is not a Business Day, such Extended Termination Date shall be the immediately preceding Business Day), so long as: (i) at the time of and immediately after giving effect to such extension, no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Article V shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such extension (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, such extension, as though made on and as of such date.
(e)
(i)    Any Non-Extending Bank may, by written notice to the Paying Agent, at any time after the relevant Extension Date and prior to the applicable Existing Termination Date, elect to extend its Termination Date to the Extended Termination Date and, upon the Paying Agent’s receipt of such written notice from any Non-Extending Bank, (x) the Termination Date of such Bank shall be automatically extended to the Extended Termination Date (except that, if such date is not a Business Day, such Extended Termination Date shall be the immediately preceding Business Day) and (y) such Bank shall no longer be a Non-Extending Bank with respect to the applicable extension. The Paying Agent shall promptly give notice to the Company of any such extension pursuant to this Section 2.21(e)(i).
(ii)    On the Termination Date applicable to the Loans of any Non-Extending Bank, the Company shall repay any then outstanding Loans of such Non-Extending Bank (and pay any additional amounts required pursuant to Section 2.14). Following any extension pursuant to this Section 2.25, the L/C Obligations shall continue to be deemed to be held ratably among the Banks, but on the Termination Date applicable to the Loans

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of any Non-Extending Bank, the L/C Obligations deemed to be held by such Non-Extending Bank immediately prior to giving effect to such Termination Date shall be ratably reallocated, to the extent of the unused Commitments of the extending Banks, to such extending Banks (without regard to whether the conditions set forth in Section 4.3 can then be satisfied); provided that the Company shall repay the Loans of the extending Banks pro rata to the extent necessary to allow the L/C Obligations deemed to be held by such Non-Extending Bank immediately prior to giving effect to such Termination Date to be fully reallocated to the extending Banks.
(f)    Conflicting Provisions. This Section 2.25 shall supersede any provisions in Section 2.15 or Section 9.1 to the contrary

ARTICLE III LETTERS OF CREDIT
Section 3.1    L/C Commitment.
(a)    Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) in dollars for the account of the Company on any Business Day on and after the Effective Date and until the termination of the Commitment of the Issuing Bank in accordance with the terms hereof, in such form as may be approved from time to time by the Issuing Bank; provided that Barclays Bank PLC shall have no obligation to issue commercial Letters of Credit hereunder; provided, further, that no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the excess of the Total Commitment over the aggregate amount of Loans and L/C Obligations then outstanding would be less than zero; provided, further, that no Initial Issuing Bank shall at any time be obligated to issue any Letter of Credit if, after giving effect to such issuance, the sum of (x) the aggregate undrawn and unexpired amount of all then outstanding Letters of Credit issued by such Initial Issuing Bank and (y) the aggregate amount of drawings under Letters of Credit issued by such Initial Issuing Bank that have not then been reimbursed pursuant Section 3.5 would exceed $100,000,000. Each Letter of Credit shall (i) be denominated in dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the later of (A) the Original Termination Date and (B) if any Commitments are extended pursuant to Section 2.25, such extended termination date as determined pursuant to Section 2.25, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
(b)    No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Laws.
Section 3.2    Procedure for Issuance of Letter of Credit. The Company may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of

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Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof. The Issuing Bank shall promptly furnish to the Paying Agent, which shall in turn promptly furnish to the Banks, notice of the issuance of each Letter of Credit (including the amount thereof).
Section 3.3    Fees and Other Charges.
(a)    The Company will pay to the Paying Agent for the ratable benefit of the Banks on each Quarterly Payment Date after the issuance date and on the Termination Date a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Rate then in effect with respect to Eurodollar Loans. In addition, the Company shall pay to the Issuing Bank for its own account a fronting fee at a per annum rate separately agreed upon between the Company and the Issuing Bank (which fee, in the case of Citibank, N.A., is reflected in the fee letter dated June 23, 2016, between the Company and Citibank, N.A. and, in the case of JPMorgan Chase Bank, N.A., is reflected in the fee letter dated June 23, 2016, between the Company and JPMorgan Chase Bank, N.A.) on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Payment Date after the issuance date and on the Termination Date. Fees payable pursuant this Section 3.3(a) shall be calculated on the basis of a 360-day year for the actual days elapsed.
(b)    In addition to the foregoing fees, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.4    L/C Participations.
(a)    The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest, equal to the percentage which such L/C Participant’s Commitment represents of the Total Commitment, in the Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand a fraction of the amount of such draft, or any part thereof, that is not so reimbursed, equal to the percentage which such L/C Participant’s Commitment represents of the Total Commitment.
(b)    If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Loans. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

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(c)    Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.
Section 3.5    Reimbursement Obligation of the Company. If any draft is paid under any Letter of Credit, the Company shall reimburse the Issuing Bank for the amount of (a) the draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment, not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives notice of such draft, if such notice is received on such day prior to 10:00 a.m., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Company receives such notice. Each such payment shall be made to the Issuing Bank at its address for notices referred to herein in dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.8(b) and (y) thereafter, Section 2.9.
Section 3.6    Obligations Absolute. The Company’s obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of the Issuing Bank. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence, willful misconduct or bad faith and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.
Section 3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

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Section 3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

ARTICLE IV CONDITIONS OF LENDING
Section 4.1    Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    The Paying Agent shall have received this Agreement, executed and delivered by the Paying Agent, the Co-Administrative Agents, the Company, each Person listed on Schedule I and each of the other parties hereto.
(b)    The Paying Agent shall have received the following, each dated (unless otherwise indicated) the Effective Date:
(i)    Officer’s Certificates dated the Effective Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company’s bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in this Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.
(ii)    A copy of the Company’s charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within a reasonable time prior to the Effective Date and issued by the Secretary of State of Texas and one certificate dated the Effective Date and executed by the corporate secretary or assistant secretary of the Company.
(iii)    Certificates (dated within twenty days prior to the Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iv)    The written opinions of internal and outside counsel to the Company and counsel to the Paying Agent, substantially in the form set out in Exhibits C-1, C-2 and C-3, respectively, each dated the Effective Date.
(v)    An Administrative Questionnaire (dated any date on or prior to the Effective Date) completed by each Bank which is a party hereto on the Effective Date.

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(vi)    Such other agreements, documents, instruments, opinions, certificates, and evidences as the Paying Agent may reasonably request prior to the Effective Date.
(c)    Any fees or expenses of the Paying Agent, the other Agents and the Banks required to be paid on or before the Effective Date shall have been paid.
(d)    The commitments under the Existing Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid in full. Each party hereto that is also a party to the Existing Credit Agreement hereby waives any requirement under the Existing Credit Agreement of advance notice for any such termination or payment.
Section 4.2    Conditions Precedent to Each Committed Borrowing. The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing (including the initial Committed Borrowing, but excluding any Committed Borrowing used exclusively to finance the payment of any Reimbursement Obligation) shall be subject to the further conditions precedent that on the date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the Company of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company that on the date of such Committed Borrowing such statements are true):
(a)    The representations and warranties contained in Article V (except the last sentence of Section 5.2 and except Section 5.5) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such Committed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such Committed Borrowing, as though made on and as of such date;
(b)    No event has occurred and is continuing, or would result from such Committed Borrowing, which constitutes either a Default or an Event of Default; provided, for the avoidance of doubt, that no Default or Event of Default in respect of Section 6.12 shall have occurred and be continuing nor result from the making of such Borrowing on and as of the date of such Borrowing, without giving effect to any Collateral Coverage Test Cure Period; and
(c)    Following the making of such Committed Borrowing and all other Borrowings to be made on the same day under this Agreement, the sum of the aggregate principal amount of all Loans then outstanding and of the L/C Obligations shall not exceed the Total Commitment.
Section 4.3    Conditions Precedent to Each Letter of Credit Issuance. The obligation of the Issuing Bank to issue a Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of the issuance of such Letter of Credit the following statements shall be true (and each delivery of an Application by the Company shall constitute a representation and warranty by the Company that on the date of such Application such statements are true):
(a)    The representations and warranties contained in Article V (except the last sentence of Section 5.2 and except Section 5.5) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of the issuance of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such issuance, as though made on and as of such date;

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(b)    No event has occurred and is continuing, or would result from the issuance of such Letter of Credit, which constitutes either a Default or an Event of Default; and
(c)    Following the issuance of such Letter of Credit and the making of any Borrowings to be made on the same day under this Agreement, the sum of the aggregate principal amount of all Loans then outstanding and of the L/C Obligations shall not exceed the Total Commitment.

ARTICLE V REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Agents and Banks as follows:
Section 5.1    Organization, Authority and Qualifications.
(a)    The Company and each of its Material Subsidiaries is a Person duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization;
(b)    The Company has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Papers to which it is a party and to borrow hereunder;
(c)    On the Effective Date, the Company and each of its Material Subsidiaries is duly qualified as a foreign Person to do business and is in good standing in every jurisdiction where the character of its Properties or nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and
(d)    On the Effective Date, the Company has no Material Subsidiaries.
Section 5.2    Financial Statements. The Current Financials present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries on the date thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the period then ended, all in conformity with GAAP. Except for transactions related to or contemplated by the Loan Papers and transactions disclosed in Forms 10-Q and 8-K that the Company shall have filed with the Securities and Exchange Commission before the Effective Date, there has been no Material Adverse Change since December 31, 2015.
Section 5.3    Compliance with Agreement and Laws. On the Effective Date, neither the Company nor any of its Material Subsidiaries is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Company or any of its Material Subsidiaries or of any agreement relating thereto. Neither the Company nor any of its Material Subsidiaries is in violation of any Law, which default or violation would have a Material Adverse Effect.
Section 5.4    Authorization; No Breach; and Valid Agreements. The execution, delivery, and performance of this Agreement, the borrowings hereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

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Section 5.5    Litigation and Judgments. Except as previously disclosed to the Paying Agent in writing, neither the Company nor any of its Subsidiaries is either party to or aware of the threat of any Litigation which has, in the Company’s opinion, a reasonable probability of success and which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect. To the knowledge of the Company, on the Effective Date there is no outstanding unsatisfied money judgment against the Company or any of its Subsidiaries in an amount in excess of $50,000,000, and there are no outstanding unsatisfied money judgments against the Company or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.
Section 5.6    Ownership of Properties. The Company and each of its Material Subsidiaries has good and marketable title (except for Permitted Liens) to all of the Pool Assets, and owns or has valid leasehold (or, in the case of intellectual property, license) interests in all of its other material Properties which are owned or used in connection with its business.
Section 5.7    Taxes. To the extent that failure to do so would have a Material Adverse Effect, the Company and each of its Material Subsidiaries has filed all Tax returns or reports required of it and has paid all Tax liability shown thereon as due to the extent the same has become due and before it may have become delinquent (except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established). As of the Effective Date, the federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years at least up to and including the taxable year ended December 31, 2013.
Section 5.8    Approvals Required. Neither the execution and delivery of this Agreement and the other Loan Papers to which it is a party by the Company, nor the consummation by the Company of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording, or filing of any document with, or the taking of any other action in respect of any Tribunal except for the routine filing of copies of this Agreement and certain other Loan Papers with the Securities and Exchange Commission, except for any of the foregoing required of any Bank or Agent.
Section 5.9    Business; Status as Air Carrier. The Company is an air carrier engaged in scheduled air transportation and is in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the FAA and the Department of Transportation.
Section 5.10    ERISA Compliance. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. No Plan of the Company has materially failed to satisfy the “minimum funding standards” of ERISA or is in “at risk” status (within the meaning of ERISA).
Section 5.11    Insurance. The Company maintains with insurance companies or associations of recognized responsibility (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its Properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance, self-insurance and deductibles) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.

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Section 5.12    Purpose of Loan. The proceeds of the Loans will be used for general corporate purposes, including acquisitions, and no part of the proceeds of any Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Fed Reserve Board.
Section 5.13    Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.14    General. As of the Effective Date, there is no material fact or condition relating to the financial condition and business of the Company and its Subsidiaries which is not reflected in its most recently filed financial statements or any posted SEC Form 8-K which has a Material Adverse Effect and which has not been related, in writing, to the Paying Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by the Company and its Subsidiaries.
Section 5.15    EEA Financial Institutions. The Company is not an EEA Financial Institution.
Section 5.16    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to maintain material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (a) the Company, any of its Subsidiaries or to the knowledge of the Company or such Subsidiary of the Company any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be in breach of this Section 5.16 or Section 6.3 if it operates any of its aircraft (including any Pool Asset) in a Sanctioned Country for which it has obtained legal authority from the United States government to conduct operations in such Sanctioned Country.
Section 5.17    Security Interests. The Aircraft Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Aircraft covered thereby except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

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ARTICLE VI COVENANTS
So long as the Company may borrow hereunder and until the Obligations have been paid in full, the Company covenants as follows:
Section 6.1    Performance of Obligations. The Company shall duly and punctually pay and perform each of the Obligations under this Agreement and the other Loan Papers under which the Company has Obligations.
Section 6.2    Compliance with Laws. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects with all applicable Laws, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon the Company or any of its Material Subsidiaries or its or their Properties, except to the extent contested diligently and in good faith by proper proceedings, and for which adequate reserves are established in accordance with GAAP.
Section 6.3    Maintenance of Existence, Licenses and Franchises: Compliance With Agreements. Except to the extent otherwise permitted in Article VI, the Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, its existence, and the Company shall preserve and maintain, and shall cause each of its Material Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations, and other permits and agreements necessary for the operation of its business. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, with all material agreements binding on it or affecting its properties or business, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect. The Company shall maintain in effect and enforce policies and procedures designed to cause material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 6.4    Maintenance of Properties. The Company shall, and shall cause each of its Material Subsidiaries to, cause all of its Properties (other than any Aircraft that constitutes Collateral subject to the Mortgaged Aircraft Operating Agreement) used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.
Section 6.5    Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity in all material respects with GAAP will be made in respect of all financial dealings and transactions that are, individually or in the aggregate, material in relation to their business and activities.
Section 6.6    Inspection. At reasonable times and upon reasonable notice, the Company shall permit, and shall cause each of its Material Subsidiaries to permit, any employees and other representatives of the Paying Agent, during normal business hours, (1) to visit the Company and inspect any Properties (other than any Aircraft that constitutes Collateral subject to the Mortgaged Aircraft Operating Agreement), (2) to examine and make extracts from all books of account and all records that relate to the financial operations of the Company (subject to any confidentiality agreements, copyright restrictions, and similar limitations), and (3) to discuss the Company’s and Material Subsidiaries’ affairs, finances, Properties, condition (financial or otherwise) and accounts with the Company’s and Material Subsidiaries’ officers, in each case of the preceding clauses (1) and (2), for the purpose of verifying the

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accuracy of the various reports delivered by the Company to the Paying Agent and the Banks pursuant to this Agreement or otherwise ascertaining compliance this Agreement and at such times and as often as may be reasonably requested, but in any event in the case of the preceding clauses (1) and (2), so long as no Event of Default has occurred and is continuing, no more than one time per year.
Section 6.7    Insurance. The Company shall maintain insurance on its Properties with insurers or associations of recognized standing in such amounts (including by way of self-insurance) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.
Section 6.8    Appraisals.
(a)    On the First Amendment Effective Date, the Company shall deliver a list of the Pool Assets and estimated current market value of the Pool Assets to the Collateral Agent (for onward distribution to the Banks).
(b)    On each Appraisal Delivery Date, the Company shall submit an Appraisal of the Pool Assets to the Paying Agent (for onward distribution to the Banks) as of the date which is no more than 30 days prior to such Appraisal Delivery Date; provided, however, that if such Appraisal is to be delivered on such Appraisal Delivery Date as a consequence of clause (~~c~~d) of the definition thereof, the Appraisal to be delivered on such date shall only be in respect of the assets to be removed from and/or added to the Pool Assets.
(c)    If an Event of Default has occurred and is continuing, upon request by the Paying Agent or Majority Banks reasonably requested by the Paying Agent or the Majority Banks, the Company shall, four additional times during the term of this Agreement, in each case submit an Appraisal of the Pool Assets to the Paying Agent (for onward distribution to the Banks) as soon as reasonably practicable after receipt by the Company of such request.
Section 6.9 ~~[Reserved]~~    Restricted Payments.
(a)    Through September 30, 2022, neither the Company nor any Affiliate shall, in any transaction, purchase an equity security of the Company or of any direct or indirect parent company of the Company that, in either case, is listed on a national securities exchange; provided that, for purposes of this Section 6.9 (including the notwithstanding paragraph below), no director or officer of the Company nor any other natural person is or will be an Affiliate.
(b)    Through September 30, 2022, the Company shall not pay dividends, or make any other capital distributions, with respect to the common stock (or equivalent equity interest) of the Company.
Notwithstanding anything herein or in any other Loan Paper to the contrary, nothing in this Section 6.9 shall prohibit (x) any Person other than the Company from paying dividends, or making any other capital distributions, with respect to the common stock (or equivalent equity interest) of such Person; or (y) the Company from engaging in any transaction in which the Company and its Affiliates do not repurchase outstanding shares of the Company’s or its direct or indirect parent company's publicly traded stock. For the avoidance of doubt and for illustrative purposes, none of the following are prohibited by this Section 6.9: (i) the issuance by the Company of convertible debt securities, (ii) any net share or cash settlement (or combination thereof) by the Company of outstanding convertible debt securities if it does not involve the Company's repurchase of shares of its publicly traded stock, (iii) any exercise of a call right to repurchase convertible debt securities that are not listed on a national securities exchange, and (iv) with respect to stock-based compensation, any net exercise of stock options or other types of net issuance, if the transaction does not involve the Company repurchasing shares of its publicly traded stock (e.g., in a

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net settlement of stock options, the Company may reduce the number of shares it issues in connection with the exercise of the stock option to reflect the exercise price or withholding taxes associated with the exercise; and this Section 6.9 does not prohibit the net issuance of shares upon the vesting of restricted stock units, where the number of shares issued is net of the number of shares required to satisfy tax withholding obligations or other taxes associated with the vesting of the restricted stock units).
Section 6.10    Reporting Requirements. The Company shall furnish to the Paying Agent (with sufficient copies for each Bank):
(a)    Within 120 days after the last day of each fiscal year of the Company, Financial Statements (it being understood that delivery of the Company’s annual report on Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year) showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Auditors, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries for the periods presented and (ii) a Financial Report Certificate;
(b)    Within 60 days after the last day of each of the first three fiscal quarters of the Company (i) Financial Statements showing the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the period from the beginning of the current fiscal year to, such last day (it being understood that delivery of the Company’s quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter), and (ii) a Financial Report Certificate;
(c)    (i) Promptly after mailing, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Company or any of its Subsidiaries to stockholders generally and (ii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;
(d)    Notice, promptly after the Company or any of its Material Subsidiaries knows or has reason to know of a Default or Event of Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking, or proposes to take with respect thereto;
(e)    Prompt notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect or proceedings with respect to which the Company, in good faith and upon consultation with outside counsel, believes an adverse determination in respect thereof to be unlikely; and

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(f)    Promptly upon the Paying Agent’s reasonable request, such other relevant information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Company and any of its Material Subsidiaries.
In the case of paragraphs (a), (b) and (c) above (other than the Financial Report Certificate), the Company may satisfy the reporting requirements in respect thereof by making the documents referred to therein available to the Banks on its website or posted on the Security and Exchange Commission’s website at www.sec.gov. Notwithstanding the foregoing, the Company shall deliver hard copies of any such documents to any Bank that notifies the Company that such delivery is required by any Laws applicable to such Bank.
Section 6.11    Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein. The Company shall not request any Loan or Letter of Credit, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12    Pool Assets. The Company (i) will ensure that, subject to clause (c) below, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test (based upon the most recent Appraisal delivered to the Paying Agent and the Banks pursuant to the provisions of Section 6.8), and (ii) will not (and will not permit any Wholly Owned Domestic Subsidiary to) convey, sell, lease, transfer or otherwise dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree to do any of the foregoing in respect of the Pool Assets at any future time, except that:
(a)    so long as no Event of Default exists, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may replace a Pool Asset with another asset of the Company or such Wholly Owned Domestic Subsidiary (or any other Wholly Owned Domestic Subsidiary) (and Schedule II shall be modified to reflect such replacement), provided that (A) such replacement shall be made on at least a dollar-for-dollar basis based upon (x) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset) and (y) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at (or relatively contemporaneously with) the time of such replacement), (B) after giving effect to such replacement, at the time of such replacement the average age of any aircraft constituting Pool Assets shall not exceed 14 years, (C) prior to effecting the replacement, the Company shall have delivered an Officer’s Certificate to the Paying Agent certifying compliance with this Section 6.12 and Section 6.13 and attaching to such certificate the Appraisal required by Section 6.8 and (~~C~~D) the asset replacing a Pool Asset shall constitute Specified Equipment.

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(b)    so long as no Event of Default exists or would result therefrom, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule II shall be modified to reflect such removal), provided that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Collateral Coverage Test, (B) after giving effect to such removal, at the time of such removal, the average age of any aircraft constituting Pool Assets shall not exceed 14 years, and (C) prior to effecting the removal, the Company shall have delivered an Officer’s Certificate to the Paying Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 6.12 and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal;
(c)    in the event (x) that an Appraisal furnished pursuant to Section 6.8 discloses that the Collateral Coverage Test is not satisfied or (y) the Collateral Coverage Test is not satisfied following an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) (whether by loss of property due to theft, destruction, confiscation, prohibition on use, any similar event or otherwise), based upon the most recent Appraisal of the Pool Assets (from which the appraised values of the Pool Assets which are the subject of the involuntary disposition shall be subtracted) furnished pursuant to Section 6.8, the Company shall within 60 days after the date of such Appraisal or involuntary disposal, as the case may be (a “Collateral Coverage Test Cure Period”), designate additional assets as Pool Assets to the extent that, (1) after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal with respect to assets already constituting Pool Assets and based on an Appraisal performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Collateral Coverage Test (and Schedule II shall be modified to reflect such addition) and (2) after giving effect to such addition, at the time of such addition, the average age of any aircraft constituting Pool Assets shall not exceed 14 years, provided that (A) at the time of such addition, the Paying Agent and the Banks shall have received an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Specified Equipment.
(d)    the Company may at any time and from time to time designate any of its assets as Pool Assets and deliver to the Paying Agent an Appraisal with respect to such assets being added as Pool Assets (and Schedule II shall be modified to reflect such addition), provided that (A) at the time of such addition, the Paying Agent and the Banks shall have received an Appraisal with respect to such assets being added as Pool Assets, an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, (B) at the time of such addition, the average age of any aircraft constituting Pool Assets shall not exceed 14 years and (C) the asset being added shall constitute Specified Equipment
(e)    at the Company’s request, the Lien on any Pool Asset will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (i) no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such release and the addition of any assets pursuant to clause (iv)(z) below, at the time of such release the average age of any aircraft constituting Pool Assets shall not exceed 14 years, (iii) the Company shall deliver to the Collateral Agent an Officer’s Certificate demonstrating compliance with the Collateral Coverage Test following such release and certifying that the conditions set forth in this Section 6.12(e) shall have been satisfied and (iv) any of the following or any combination thereof shall have occurred: (x) after giving effect to such

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release, the remaining Collateral constituting Specified Equipment shall satisfy the Collateral Coverage Test, (y) the Company shall have prepaid the Loans in an amount required to comply with the Collateral Coverage Test, or (z) the Company shall have subjected to the Aircraft Mortgage additional assets that constitute Specified Equipment having an Appraised Value, in the aggregate, required to comply with this Section 6.12. In connection herewith, the Collateral Agent agrees to promptly provide, execute and deliver any documents or releases reasonably requested by the Company to evidence such release, at the Company’s expense.
Section 6.13    Restrictions on Liens.
(a)    The Company will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien upon or with respect to the Collateral or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Collateral, or file or authorize the filing with respect to any of the Collateral of any financing statement naming the Company or any Subsidiary as debtor under the Uniform Commercial Code or any similar notice of Lien naming the Company or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than Permitted Liens affecting Collateral.
(b)    The Company will not enter into or suffer to exist, and will not permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any first priority Lien, subject to Permitted Liens, in favor of the Collateral Agent for the ratable benefit of the Secured Parties upon any Collateral to secure Debt or other obligations of the Company or of any Subsidiary of the Company that holds Collateral.
Section 6.14    Mergers and Dissolutions.
(a)    The Company will not merge or consolidate with any other person unless:
(i)    no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    the Company is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Paying Agent, necessary or advisable to evidence the assumption by the Successor Company of liability for all of the obligations of the Company hereunder and the other Loan Papers, and (B) cause to be delivered to the Paying Agent and the Banks such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Bank or the Paying Agent reasonably requests in order to perform its "know your customer" due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.14(a) in any case in which the Company is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein. No such consolidation or merger shall have the effect of releasing the Company or any Successor Company which shall theretofore have become successor to the Company in the manner prescribed in this Section 6.14(a) from its liability with respect to any Loan Paper to which it is a party.

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(b)    The Company will not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
Section 6.15    Assignment. The Company will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers to which it is a party.
Section 6.16    [Reserved].
Section 6.17    Liquidity. The Company shall maintain at all times Total Liquidity of not less than $1,500,000,000.
Section 6.18    Further Assurances. The Company will take, or cause to be taken, at the Company’s cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of the Aircraft Mortgage, as is necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage, in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation in the U.S., (y) the appropriate registrations with the International Registry as are necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage and (z) any financing statements or other instruments as are necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by Collateral Agent. To the extent permitted by applicable law, the Company hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements necessary to maintain, so long as the Aircraft Mortgage is in effect, the perfection and preservation of the Lien created by the Aircraft Mortgage without the Company’s signature appearing thereon. The Company shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, necessary to maintain, so long as the Aircraft Mortgage is in effect, the perfection and preservation of the Lien created by the Aircraft Mortgage.

ARTICLE VII EVENTS OF DEFAULT; REMEDIES
Section 7.1    Events of Default. Any one or more of the following events shall be “Events of Default” hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):
(a)    Payment of Obligation. Failure to pay any principal of any Loan or any Reimbursement Obligation when due whether at maturity, by declaration as authorized by this Agreement, or otherwise; or failure to pay, within five Business Days after the due date thereof, any interest on any Loan or any Reimbursement Obligation; or failure to pay, within five Business Days after the due date thereof, or if no due date therefor is herein specified within five Business Days after written demand therefor is given to the Company by the Paying Agent, any fee or other amount payable by the Company hereunder or under any of the other Loan Papers.

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(b)    Covenants.
(i)    Default shall be made in the observance or performance of the covenants, conditions, and agreements on the part of the Company (or in the case of Section 6.12, on the part of any Subsidiary having any Pool Assets) contained in Section 6.9, 6.12, 6.13 or 6.17, in each case subject to a grace period of 5 Business Days in the event that a Senior Officer of the Company did not have advance knowledge of the Default and so long as (i) the Paying Agent is promptly notified of the Default upon the occurrence thereof and (ii) the interests of the Banks are not materially prejudiced during such period in the reasonable determination of the Paying Agent.
(ii)    Default shall be made in the observance or performance of any of the other covenants, conditions, and agreements on the part of the Company contained herein, or in any other Loan Papers and such default shall continue for a period of 30 days after the Paying Agent shall have given the Company notice thereof in writing.
(c)    Debtor Relief. The Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law, or shall file a petition to take advantage of any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall fail generally to pay its debts as they become due, or shall consent to the appointment of any receiver, trustee, custodian or liquidator of it or all or a substantial part of its Property; or a proceeding or action shall be instituted or commenced against the Company or any Material Subsidiary seeking an order for relief or a reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law or seeking the appointment, without the consent of the Company or any Material Subsidiary, of any receiver, trustee, custodian or liquidator of it or all or a substantial part of the Property of the Company or any Material Subsidiary and such proceeding or action shall remain undismissed or unstayed for a period of 90 days; or an order, decree, or judgment for an involuntary petition adjudicating the Company or any Subsidiary insolvent shall be entered by any court of competent jurisdiction and shall remain undismissed or unstayed for a period of 90 days.
(d)    Payment of Judgments. The Company or any of its Material Subsidiaries fails to pay any final judgment or order for the payment of money in excess of $150,000,000 rendered against it or any of its assets (exclusive of any judgment or order the amounts of which are fully covered by insurance less any applicable deductible and as to which the insurer has been notified of such judgment or order and has not denied coverage in respect thereof) and either (i) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall not be stayed, vacated, satisfied, discharged or bonded pending appeal (or provisions shall not be made for such stay, vacation, satisfaction, discharge or bond), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(e)    Default on Other Debt or Security. The Company or any Material Subsidiary shall (i) fail to pay any principal of or interest on any Debt (other than the Obligation) the principal or face amount of which exceeds $150,000,000 when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five Business Days after such due date or applicable grace period, or (ii) fail to perform or observe any other provision (other than a provision that is substantially identical to a provision in this Agreement) contained in any agreement securing or relating to such Debt (or any other breach or default under such Debt agreement occurs) if the effect of such failure to perform or observe

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such other provisions (or breach or default) is to cause such Debt to become due prior to its stated maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured.
(f)    ERISA. Any “Reportable Event” as such term is defined in ERISA under any Plan, or the appointment by an appropriate Tribunal of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, and any of the foregoing results in a material liability to the Pension Benefit Guaranty Corporation; or any Plan fails to satisfy the “minimum funding standards” of ERISA or is determined to be in “at risk” status (within the meaning of ERISA).
(g)    Misrepresentation. Any representation or warranty made by the Company is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing (excluding any Appraisal, for which the Company makes no representation) furnished by the Company to the Agents or to the Banks, or any of them, is untrue in any material respect on the date as of which the facts set forth are stated or certified, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to the Company (it being understood that any failure by the Company to include within any such schedule, statement, report, notice, or writing any information the omission of which would cause the material included to be misleading shall be as much an untruth as a false statement contained therein).
Section 7.2    Remedies Upon Default.
(a)    If an Event of Default specified in Section 7.l(c) occurs, the Commitments of the Banks shall thereupon automatically terminate and the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Paying Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any other Event of Default occur and be continuing, the Paying Agent may, and if requested by the Majority Banks, shall, do any one or more of the following:
(i)    Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or other notice of any kind (except any notice or demand specified in this Agreement), all of which are hereby expressly waived.
(ii)    Termination. Terminate the Commitments by written notice to the Company.
(iii)    Judgment. Reduce any claim to judgment.
(iv)    Rights. Exercise any and all legal and equitable Rights available to it (including all remedies under the Cape Town Treaty including, without limitation, Article 13 of the Cape Town Convention).

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(b)    With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 7.2, the Company shall, upon any such acceleration, deposit in a cash collateral account opened by the Paying Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Paying Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Papers. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the other Loan Papers shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).
(c)    In addition to any other rights and remedies granted to the Collateral Agent and the Banks in the Loan Papers, the Collateral Agent on behalf of the Banks may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Company of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Banks, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Bank or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Collateral Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. Subject to the succeeding paragraph, the Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Collateral Agent and the Banks hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Company under the Loan Papers, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Collateral Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(d)    Notwithstanding anything herein to the contrary, following an acceleration of the Obligations pursuant to Section 7.2:
(A)    all payments received on account of the Obligations (including, without limitation, all proceeds of the sale of any Pool Assets received by the Paying Agent) shall, subject to Section 2.22, be applied by the Paying Agent as follows:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agents (including fees and disbursements and other charges of counsel to the Agents payable under Section 9.4 and amounts pursuant to a fee letter payable to the Paying Agent in its capacity as such);
(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of means a payment made by an Issuing Bank pursuant to a Letter of Credit, interest and Letter of Credit fees) payable to the Banks and the Issuing Banks (including fees and disbursements and other charges of counsel to the Banks and the Issuing Banks payable under Section 9.4 or Section 9.5) arising under the Loan Papers, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on (x) the Loans and (y) unreimbursed payments made by an Issuing Bank pursuant to a Letter of Credit, ratably among the Banks and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed payment made by an Issuing Bank pursuant to a Letter of Credit and (B) to cash collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Article III or Section 2.22, ratably among the Banks and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Paying Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Article III or Section 2.22, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.2(d);
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Agents, the Banks and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law; and

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(B)    if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Section 7.3    Remedies in General. If any Event of Default shall occur and be continuing, the Paying Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Papers or may enforce any other legal or equitable Rights. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default.

ARTICLE VIII THE AGENTS
Section 8.1    Authorization and Action. Each Bank hereby irrevocably appoints and authorizes (a) JPMorgan Chase Bank, N.A. to act as its Paying Agent and Collateral Agent hereunder and under each of the other Loan Papers, (b) JPMorgan Chase Bank, N.A. and Citibank, N.A. to act as Co-Administrative Agents hereunder and under each of the other Loan Papers, (c) Barclays Bank PLC to act as Syndication Agent hereunder and (d) Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A. to act as Documentation Agents hereunder. JPMorgan Chase Bank, N.A. consents to such appointment as Paying Agent and agrees to perform the duties of the Paying Agent hereunder and under the other Loan Papers. Each of JPMorgan Chase Bank, N.A. and Citibank, N.A. consents to its appointment as a Co-Administrative Agent, Barclays Bank PLC consents to its appointment as Syndication Agent and each of Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A. consents to its appointment as Documentation Agent. Each Bank authorizes and directs the Paying Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Papers (including, without limitation, enforcement or collection of the Loans or Notes), the Paying Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Loans or Notes; provided, however, that no Agent shall be required to take any action which exposes such Agent to liability or which is contrary to this Agreement or applicable Law.
Section 8.2    Agents’ Reliance, Etc. None of the Agents and none of their respective Affiliates, directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Papers (i) with the consent or at the request of the Majority Banks (or all the Banks, if required) or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Agents and their respective directors, officers, agents, and employees shall have no liability for actions and omissions under this Section 8.2 resulting from their ordinary contributory negligence). Without limitation of the generality of the foregoing, each Agent (i) may treat the payee of each Loan or Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made by or on behalf of the Company in or

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in connection with any Loan Paper; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Paper or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (v) shall have no responsibility to ensure the satisfaction of any condition set forth in Article IV or elsewhere herein other than to confirm receipt of items expressly required to be delivered to the Paying Agent, (vi) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (vii) shall incur no liability under or in respect of any Loan Paper by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or e-mail) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (viii) may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.
Section 8.3    Rights of Agents as Banks. With respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates shall have the same rights and powers under this Agreement or any other Loan Paper as any other Bank and may exercise the same as though it were not an Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note), in its individual capacity. Each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if such Bank were not an Agent, and without any duty to account therefor to the Banks.
Section 8.4    Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon any of the Agents or any other Bank and based on the Current Financials and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon any of the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
Section 8.5    Agents’ Indemnity. None of the Agents shall be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans or Notes unless indemnified to such Agent’s satisfaction by the Banks against loss, cost, liability, and expense. If any indemnity furnished to such Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks severally but not jointly agree to indemnify the Paying Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Committed Loans then held by each of them (or if no Committed Loans are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or (ii) if the Commitments have terminated, the respective amounts of the Commitments immediately prior to such termination; provided that, in the case of Section 2.22, when a Defaulting Bank shall exist, any such Defaulting Bank’s Commitment shall be disregarded in the calculation, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement or the other Loan Papers (including, without limitation, any action taken or omitted under Article II of this Agreement); provided

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that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such Agent’s fraud, gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.5, to indemnify each Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements arising out of or resulting from such Agent’s ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Paying Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Papers to the extent that such Agent is not reimbursed for such expenses by the Company. The provisions of this Section 8.5 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 8.6    Successor Paying Agent and Successor Collateral Agent. Each of the Paying Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Paying Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Paying Agent or a successor Collateral Agent. If no successor Paying Agent or Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Paying Agent or Collateral Agent’s, as applicable, giving notice of resignation or the Majority Banks’ removal of the retiring Collateral Agent, then the retiring Paying Agent or Collateral Agent, as applicable, may, on behalf of the Banks, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or Event of Default), appoint a successor Paying Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000 or a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder and under the other Loan Papers by a successor Paying Agent or a successor Collateral Agent, such successor Paying Agent or such successor Collateral Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Paying Agent or Collateral Agent, and the retiring Paying Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers; provided that solely for purposes of maintaining any security interest granted to the Collateral Agent under any Loan Paper for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Loan Paper, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this Section 8.6 (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Loan Paper, including any action required to maintain the perfection of any such security interest). After any retiring Paying Agent’s or Collateral Agent’s resignation or removal as the Paying Agent or the Collateral Agent hereunder and under the other Loan Papers, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Paying Agent under this Agreement and the other Loan Papers.

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Section 8.7    Erroneous Payments. Each Bank hereby agrees that (x) if the Paying Agent notifies such Bank that the Paying Agent has determined in its sole discretion that any funds received by such Bank from the Paying Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Paying Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Paying Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Paying Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Paying Agent to any Bank under this Section 8.7 shall be conclusive, absent manifest error.
(i)    Each Bank hereby further agrees that if it receives a Payment from the Paying Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Paying Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Paying Agent of such occurrence and, upon demand from the Paying Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Paying Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)    The Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Paying Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Company.
(iii)    Each party’s obligations under this Section 8.7 shall survive the resignation or replacement of the Paying Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Paper.
Section ~~8.7~~8.8    Notice of Default. The Paying Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Paying Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the

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Paying Agent receives such a notice, the Paying Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Paying Agent also shall give notice thereof to the Company. The Paying Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.1 and Section 8.2.

Section ~~8.8~~8.9    Co-Administrative Agents and Documentation Agent. The Co-Administrative Agents, the Syndication Agent and the Documentation Agents shall not have any duties or responsibilities hereunder in their capacities as such.
Section ~~8.9~~8.10    Collateral Matters.
(a)    Except with respect to the exercise of setoff rights in accordance with Section 9.6 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Papers may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)    The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Paper to the holder of any Lien on such property that is permitted by Section 6.13. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon or any certificate prepared by the Company in connection therewith, nor shall the Collateral Agent be responsible or liable to the Banks or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

ARTICLE IX MISCELLANEOUS
Section 9.1    Amendments, Etc.
(a)    Except as provided in Section 2.25, no amendment or waiver of any provision of this Agreement or any other Loan Paper, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or the Paying Agent with the consent of the Majority Banks) in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver, or consent shall, unless in writing and signed by each Bank directly affected thereby (or the Paying Agent with the consent of each Bank directly affected thereby), do any of the following: (a) increase the amount of the Commitments of any Banks or subject any Banks to any additional obligations, (b) reduce the principal of, or rate or amount of interest applicable to, any Loan or participation in any Letter of Credit other than as provided in this Agreement, or any fees hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (d) extend the expiration date of any Bank’s Commitment, (e) eliminate or reduce the voting rights of any Bank under this Section 9.1 or lower the percentage set forth in the definition of “Majority Banks”, (f) amend Section 2.5(c) or Section 2.15 in any manner that would alter the pro rata sharing of payments or Commitment reductions required thereby, (g) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (h) amend Section 7.2 in a manner that would alter the “waterfall” provision and (ii) no amendment or modification shall, unless in writing and signed by all Banks (or the Paying Agent with the consent of all Banks) release all or substantially all of the Collateral (except to the extent contemplated by Section 6.12 hereof, as in effect on the First Amendment Effective Date); provided, further, that no amendment waiver, or

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consent shall modify or waive any provision of Section 2.22, Article III or Section 4.3 without the written consent of each Issuing Bank; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Paying Agent in addition to the Banks required above to take such action, affect the rights or duties of the Paying Agent under this Agreement or any other Loan Paper, or modify or waive any provision of Section 2.22.
(b)    Notwithstanding the foregoing, if the Paying Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Papers, then the Paying Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement
Section 9.2    Notices, Etc. Any Agent, any Bank, or the holder of any Loan or Note giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Paying Agent thereof. In the event that the holder of any Loan or Note (including any Bank) shall transfer such Loan or Note, it shall promptly so advise the Paying Agent which shall be entitled to assume conclusively that no transfer of any Loan or Note has been made by any holder (including any Bank) unless and until such Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands, and other communications (collectively “Communications”) provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied, e-mailed (where indicated) or delivered:
(a)    If to the Company, to it at:

Southwest Airlines Co.
P.O. Box 36611, HDQ-6TR
Love Field
Dallas, Texas 75235
Telecopy Number: (214) 932-1322
Attention: Treasurer
E-mail: Capital_Markets-DG@wnco.com
(b)    If to the Paying Agent, to it at:

JPMorgan Chase Bank, N.A.
JPM Loan and Agency Services
500 Stanton Christiana Road
Ops 2, 3rd Floor
Newark, DE 19713-2107
Attention: Robert Madak
Telecopy Number: (302) 634-1028
Telephone Number: (302) 634-1392
E-mail: robert.madak@jpmorgan.com and 14698287788@tls.ldsprod.com with a copy to:

JPMorgan Chase Bank, N.A.
383 Madison Avenue, Floor 24
New York, NY 10179
Attention: Robert Kellas
Telecopy Number: (212) 270-5100
Telephone Number: (212) 270-3560
E-mail: robert.kellas@jpmorgan.com

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(c)    If to any Bank or any other Agent, as specified on Schedule I hereto or, in the case of any party, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, e-mailed or delivered, be effective and shall be deemed to have been duly given when sent by telecopier or e-mail to any party or the telecopier number or e-mail address, as applicable, as set forth herein or on the signature pages hereof (or other telecopy number or e-mail address designated by such party in a written notice to the other parties hereto), or five days after being mailed to the address as set forth herein (or such other address designated by such party in a written notice to the other parties hereto) respectively, or when delivered to such address; provided, however, Communications to any Agent pursuant to Article II or Article VIII shall not be effective until received by such Agent.
Section 9.3    No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any Right hereunder or under any other Loan Paper shall operate as a waiver thereof; nor shall any single or partial exercise of any such Right, or any abandonment or discontinuance of any steps to enforce such Right, preclude any other or further exercise thereof or the exercise of any other Right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The Rights herein provided are cumulative and not exclusive of any Rights provided by Law.
Section 9.4    Costs, Expenses and Taxes. The Company agrees to pay or reimburse the Agents for paying: (i) all reasonable costs and expenses of the Agents in connection with (A) the preparation, execution, delivery, and administration of this Agreement and the other Loan Papers, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their respective Rights and responsibilities under this Agreement and the other Loan Papers, and (B) any amendment, modification, supplement, or waiver of any of the terms of this Agreement (limited in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, as counsel to the Paying Agent and the Banks, one firm of aviation counsel, and, if necessary, a single local counsel in each appropriate jurisdiction), and (ii) all reasonable costs and expenses of the Banks and the Agents (including reasonable counsel’s fees, and including reasonable allocated in-house counsel fees for any Bank or any Agent) in connection with the enforcement of this Agreement and the other Loan Papers (limited in the case of legal fees and expenses, to one firm of outside counsel, one firm of aviation counsel, and, if necessary, a single local counsel in each appropriate jurisdiction to the Paying Agent and the Banks, taken as a whole (and, in each case, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)). In addition, the Company shall pay any and all Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Papers, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Paper. The obligations of the Company under this Section 9.4 shall survive the termination of this Agreement and/or repayment of the Loans.
Section 9.5    Indemnity. The Company agrees to indemnify and hold harmless the Agents and the Banks and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses, and disbursements of any kind or nature whatsoever (limited in the case of legal fees and expenses, to one firm of outside counsel, one firm of aviation counsel, and, if necessary, a single local counsel in each appropriate jurisdiction to the Paying Agent and the Banks, taken as a whole (and, in each case, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)) which may be imposed on, incurred by or asserted against any Agent, any Bank, or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives in any way relating to or arising out of the Loan Papers, any transaction related hereto, or any act, omission, or transaction of the Company, its Subsidiaries, and Affiliates, or any of their employees, officers, directors or other representatives, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person other than an Agent or a Bank.
The obligation of the Company under this section shall continue for a period of one year after payment of the Obligation and termination of any or all Loan Papers, and SHALL APPLY WHETHER OR NOT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY AGENT OR ANY BANK;

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provided, however, that (i) although each indemnified party shall have the right to be indemnified from its own ordinary negligence, no indemnified party shall have the right to be indemnified hereunder for willful misconduct, gross negligence or bad faith to the extent found by a final, non-appealable judgment of a court of competent jurisdiction and (ii) the indemnity set forth in this Section 9.5 shall not apply to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses or disbursements resulting from a proceeding that does not involve an act or omission by the Company or any of its affiliates and that is brought by an indemnified party against any other indemnified party (other than claims against any Agent in its capacity or in fulfilling its role as an Agent under the Loan Papers).
To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Papers or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
Section 9.6    Right of Setoff. If any Event of Default shall have occurred and is continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank or Affiliate, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Paying Agent after any such setoff and application made by such Bank or Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank under this Section 9.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank may have.
~~SECTION~~Section 9.7    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Section 9.8    Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Paying Agent or any of its Affiliates and the respective directors, officers, employees, agents and advisors may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, as the case may be at its address set forth in Section 9.2 or at such other address of which the Paying Agent shall have been notified pursuant thereto; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 9.9    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the Right of any Agent or any Bank to rely upon them.
Section 9.10    Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agents, and each Bank and thereafter shall be binding upon and inure to the benefit of the Company (subject to the provisions of Section 9.11), the Agents, each Bank and their respective successors and assigns.
Section 9.11    Successors and Assigns; Participations.
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises, agreements, representations and warranties by or on behalf of the Company, the Agents or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except for any assignment or transfer by the Company of its rights and obligations under this Agreement to a Successor Company in accordance with Section 6.14, the Company may not assign or transfer any its rights or obligations hereunder without the prior written consent of all of the Banks.

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(b)    Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Loans and Notes (if any) for all purposes of this Agreement, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and the indemnity protection provisions contained in Section 9.5, (v) the Company, the Agents, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Papers, other than the right to vote upon or consent to (y) amendments, modifications, or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Termination Date. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that a Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)    Each Bank may assign to one or more Persons (other than a natural person, a Defaulting Bank or the Company or any of its Affiliates), all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Committed Loans at the time owing to it); provided, however, that (i) such assignment, if not to a Bank or an Eligible Affiliate Assignee of the assigning Bank, shall be consented to by the Company (which consent shall not be unreasonably withheld or delayed and shall not be required after the occurrence or during the continuance of a Default or Event of Default), the Paying Agent and each Issuing Bank (which consent shall not be unreasonably withheld or delayed), (ii) each Bank’s Commitment (including Loans owing to it and its pro rata share of the L/C Obligations) to be assigned shall not be less than $5,000,000 minus reductions pursuant to Section 2.5(a) unless (x) otherwise agreed by the Company and the Paying Agent, (y) in the case of the assigning Bank, such amount is reduced to zero pursuant to such assignment or (z) the assignment is to a Bank, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (iv) the assignee thereof shall deliver to the Company and the Paying Agent any Internal Revenue Service forms required by Section 2.18, and (v) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption substantially in the form of Exhibit E hereto (an “Assignment and Assumption”), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (or such lesser amount as shall be acceptable to the Paying Agent); provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and

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Assumption, which effective date shall be at least five Business Days after the execution thereof (unless a shorter period shall be agreed to by the Company, the Paying Agent, and the assignor Bank), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and under the other Loan Papers and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Papers, such Bank shall cease to be a party hereto and thereto).
(d)    By executing and delivering an Assignment and Assumption, the Bank assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representations and warranties that (x) it is the legal and beneficial owner of the interest being assigned thereby, (y) the interest being assigned thereby is free and clear of any lien, encumbrance or other adverse claim and (z) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Assumption and to consummate the transactions contemplated thereby, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Agents, such Bank assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Paying Agent to take such action on behalf of such assignee and to exercise such powers under this Agreement and the other Loan Papers as are delegated to each such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
(e)    The Paying Agent shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank or the Paying Agent at any reasonable time and from time to time upon reasonable prior notice.
(f)    Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Paying Agent shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit E hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks, the Paying Agent and the Company. Within five Business Days after receipt of such notice, the Company, at

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its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Note or Notes, if any, (x) a new Note or Notes to the order of such assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Assumption and (y) if the assigning Bank has retained any Commitment hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Such new Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit D-1 or D-2 as applicable, hereto. Cancelled Notes shall be returned to the Company.
(g)    Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 (or in connection with any swap, derivative, securitization or credit insurance relating to the Company and its obligations), disclose to the assignee or participant or proposed assignee or participant (or to any direct, indirect, actual or prospective counterparty (and its advisor) to any such swap, derivative or securitization) any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant (or any such counterparty (and its advisor)) shall agree for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received from such Bank.
(h)    Notwithstanding any other provision set forth in this Agreement, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
Section 9.12    Confidentiality. Each Agent, each Issuing Bank and each Bank agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent any Agent, any Issuing Bank or any Bank from disclosing any such Information (a) to any Agent, any Issuing Bank, any Bank or any affiliate thereof, (b) as permitted by Section 9.11(g), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in each case on a need-to-know basis, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank’s investment portfolio in connection with ratings issued with respect to such Bank, (i) in connection with the exercise of any remedy hereunder or under any other Loan Paper, or (j) if agreed by the Company in its sole discretion, to any other Person. “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Agents, any Issuing Bank or any Bank on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each Bank acknowledges that information furnished to it pursuant to this Agreement or the other Loan Papers may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Company or the Paying Agent pursuant to, or in the course of administering, this Agreement or the other Loan Papers will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Bank represents to the Company and the Paying Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 9.13    Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
Section 9.14    Severability. Should any clause, sentence, paragraph, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.
Section 9.15    Integration. This Agreement and the other Loan Papers represent the entire agreement of the Company, the Paying Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Paying Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.
Section 9.16    Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.
Section 9.17    Execution in Counterparts.
~~Section 9.17 Execution in Counterparts.~~ (a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Paper and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Paper and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Paper or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Paper and/or any Ancillary ~~d~~Document ~~to be signed in connection with this Agreement~~ shall be deemed to include ~~e~~Electronic ~~s~~Signatures ~~(in a format reasonably acceptable to the Paying Agent)~~, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be ~~and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.~~; provided that nothing herein shall require the Paying Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Paying Agent has agreed to accept any Electronic Signature, the Paying Agent, the Co-Administrative Agents and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Paying Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart.
Section 9.18    WAIVERS OF JURY TRIAL. THE COMPANY, THE PAYING AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.
Section 9.19    No Fiduciary Duty. The Paying Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Company, its stockholders and/or its affiliates. The Company agrees that nothing in the Loan Papers or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Papers (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Papers and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

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Section 9.20    USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the Patriot Act. The Company agrees to provide such information as each Bank or the Paying Agent reasonably requests in order to perform its “know your customer" due diligence.
Section 9.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.22    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable to such Bank in respect of such Loan hereunder, together with all Charges payable to such Bank in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable to such Bank in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOUTHWEST AIRLINES CO.

By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$125,000,000~~	JPMORGAN CHASE BANK, N.A., as a Bank, an
Issuing Bank, a Co-Administrative Agent and the Paying Agent

	By:	______________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$125,000,000~~	CITIBANK, N.A., as a Bank, an Issuing Bank and a Co-
Administrative Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$125,000,000~~	BARCLAYS BANK PLC, as a Bank, an Issuing Bank
and the Syndication Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$95,000,000~~	BANK OF AMERICA, N.A., as a Bank and a
Documentation Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$95,000,000~~	BNP PARIBAS, as a Bank and a Documentation Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$95,000,000~~	GOLDMAN SACHS BANK USA, as a Bank and a
Documentation Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$65,000,000~~	MORGAN STANLEY BANK, N.A., as a Bank

	By:	_________________________________
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as a
Documentation Agent

By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$95,000,000~~	U.S. BANK NATIONAL ASSOCIATION, as a Bank
and a Documentation Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$125,000,000~~	WELLS FARGO BANK, N.A., as a Bank and a
Documentation Agent

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

~~$55,000,000~~	COMERICA BANK, as a Bank

	By:	_________________________________
Name:
Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]

ANNEX II
SCHEDULE III
COMMITMENTS

Bank	Commitment
JPMorgan Chase Bank, N.A.	$125,000,000
Citibank, N.A.	$125,000,000
Barclays Bank PLC	$125,000,000
Wells Fargo Bank, N.A.	$125,000,000
Bank of America, N.A.	$95,000,000
BNP Paribas	$95,000,000
Goldman Sachs Bank USA	$95,000,000
U.S. Bank National Association	$95,000,000
Morgan Stanley Senior Funding, Inc.	$65,000,000
Comerica Bank	$55,000,000
Total	$1,000,000,000